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    As filed with the Securities and Exchange Commission on March 29, 2001
                          Registration No. 333-53458
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               Amendment No. 2
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            PCS EDVENTURES!.COM, INC.
         (Exact name of Small Business Issuer as specified in charter)

      Idaho                       (8299)                       82-0475383
     -------                      ------                     -------------
  (State or Other       (Primary Standard Industrial       (I.R.S. Employer
   Jurisdiction of       Classification Code Number)    Identification Number)
   Incorporation or
   Organization)

                        1655 Fairview Avenue, Suite 100
                              Boise, Idaho 83702
                                (208) 343-3110
            -------------------------------------------------------
         (Address and telephone number of principal executive office)

                                Anthony A. Maher
                         1655 Fairview Avenue, Suite 100
                               Boise, Idaho 83702
                                 (208) 343-3110
            -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                with copies to:

                            A.O. Headman, Jr., Esq.
                           Cohne, Rappaport & Segal
                        525 East 100 South Fifth Floor
                                (801) 532-2666
                          Salt Lake City, Utah 84102

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE
==============================================================================
                                          Proposed     Proposed
                                          Maximum      Maximum
Title of Each               Amount        Offering     Aggregate   Amount of
Class of Securities         Being         Price Per    Offering    Registration
Being Registered            Registered    Unit         Price       Fee
==============================================================================
Common Stock, $.001
Par Value (1)               3,140,056      $ .75       $2,355,042    $ 628.00
Common Stock, $.001 (1)(2)     69,835      $ .01       $      699    $   2.43
Common Stock, $.001 par        22,222      $.675       $   15,000    $   5.17
value (1)(3)
==============================================================================
Total                       3,232,113                  $2,370,741    $ 635.60
==============================================================================

(1) These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Represents shares issuable upon the exercise of Class B Warrants issued by the Company having an exercise price of $.01 per share. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of said warrants.

(3) Represents shares issuable upon the exercise of Class A Warrants issued by the Company having an exercise price of $.675 per share. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of said warrants. These warrants have recently been exercised and 22,222 shares underlying such warrants have been issued.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================


                            CROSS REFERENCE SHEET

Form SB-2 Item No. and Caption                     Prospectus Caption
-------------------------------------------------  ---------------------------

Item 1. Front of Registration Statement and        Outside Front Cover
        Outside  Front Cover Page of Prospectus

Item 2. Inside Front and Outside Back Cover Pages  Inside Front and Outside
        of Prospectus                              Back Cover Pages

Item 3. Summary Information and Risk Factors       Prospectus Summary;
                                                   Risk Factors

Item 4. Use of Proceeds                            Use of Proceeds

Item 5.  Determination of Offering Price

Item 6.  Dilution                                  Not Applicable

Item 7.  Selling Security Holders                  Not Applicable

Item 8.  Plan of Distribution                      Outside Front Cover Page;
                                                   Plan of Distribution

Item 9.  Legal Proceedings                         Legal Proceedings

Item 10. Directors, Executive Officers, Promoters Management and Control Persons

Item 11. Security Ownership of Certain Beneficial Principal Stockholders Owners and Management

Item 12. Description of Securities                 Outside Front Cover Page;
                                                   Description of Securities

Item 13. Interest of Named Experts and  Counsel    Legal Matters; Experts

Item 14. Disclosure of Commission Position on      Description of Securities;
         Indemnification for Securities Act        Plan of Distribution
         Liabilities

Item 15. Organization Within the Last Five Years   Certain Transactions

Item 16. Description of Business                   Business of PCS
                                                   Edventures!.com

Item 17. Management's Discussion and Analysis      Management's Discussion and
         or Plan of Operation                      Analysis

Item 18. Description of Property                   Business - Properties

Item 19. Certain Relationships and                 Certain Transactions Related
         Transactions

Item 20. Market for Common Equity and Related      Price Range of Common Stock
         Stockholder Matters                       and Dividend Policy,
                                                   Description of Securities

Item 21. Executive Compensation                    Management - Executive
                                                   Compensation

Item 22. Financial Statements                      Financial Statements

Item 23. Changes in and Disagreements with         Not Applicable
         Accountants on Accounting
         and Financial Disclosure

                  SUBJECT TO COMPLETION, DATED APRIL 10, 2001


                                  PROSPECTUS

                           PCS EDVENTURES!.COM, INC.

               3,232,113 Shares offered by Selling Shareholders

                               ---------------


      PCS EDVENTURES!.COM., INC., is a development stage company engaged in the development and marketing of technology based educational programs delivered through software programs and through the internet. This prospectus relates to the sale of up to 3,162,278 shares of our common stock, which may be offered for sale from time to time by the selling stockholders listed on pages 34-38. A total of 1,654,588, of these shares were issued in a recently completed private placement. A total of 1,483,468 of these shares are shares that we issued from time to time since May 2000 for cash, services or other consideration. This prospectus also relates to 69,835 shares of common stock, which certain selling stockholders will receive if they exercise common stock purchase warrants ("Warrants") for the purchase of shares of common stock. We are registering the re-sale of the shares of common stock that will be issued upon the exercise of the Warrants.


         This prospectus is filed to comply with our undertaking to register shares of our common stock issued in our recent private placement.

         We have been advised that the selling stockholders intend to sell the shares at various times for their own account in the open market at the then prevailing prices or in individually negotiated transactions at such prices as may be agreed upon. The selling stockholders will bear all expenses with respect to the offering and sale of shares owned by them except the costs associated with this registration of their shares under the Securities Act and the preparation and printing of this prospectus. We will not receive any part of the proceeds from the sale of any of these shares by the selling stockholders. We will receive approximately $15,698 from the exercise of the Warrants if all of the Warrants are exercised for cash.

         This is not an underwritten offering. There is currently no public market for our common stock.

WE URGE YOU TO READ  CAREFULLY THE "RISK  FACTORS"  SECTION  BEGINNING ON PAGE 7
WHERE  WE  DESCRIBE   SPECIFIC  RISKS  ASSOCIATED  WITH  AN  INVESTMENT  IN  PCS
EDVENTURES, AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------


                THE DATE OF THIS PROSPECTUS IS APRIL ___, 2001

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              TABLE OF CONTENTS

                                      Page


SUMMARY......................................................................3
RISK FACTORS.................................................................6
USE OF PROCEEDS.............................................................12
DILUTION....................................................................13
MARKET FOR COMMON STOCK AND DIVIDEND POLICY.................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS........................................14
BUSINESS OF PCS EDVENTURES!.COM.............................................21
MANAGEMENT..................................................................31
MANAGEMENT COMPENSATION.....................................................33
PRINCIPAL STOCKHOLDERS......................................................35
DESCRIPTION OF SECURITIES...................................................37
PLAN OF DISTRIBUTION........................................................40
SELLING SHAREHOLDERS........................................................41
CERTAIN TRANSACTIONS........................................................46
LEGAL PROCEEDINGS...........................................................46
SHARES ELIGIBLE FOR FUTURE SALE.............................................47
EXPERTS.....................................................................47
LEGAL OPINION...............................................................48
WHERE YOU CAN GET MORE INFORMATION..........................................48
CONSOLIDATED FINANCIAL STATEMENTS...........................................49

Exhibit 23.1 - Consent of Independent Public Accountants

                              PROSPECTUS SUMMARY





This Section summarizes what we believe are the material aspects of our offering. We encourage you to read this prospectus in its entirety before making an investment decision. References in this Prospectus to "PCS", "we", "us", and "our" refer to PCS Edventures!.COM, Inc.


Information About Us

      We are engaged in the development and marketing of technology based educational programs. We have developed three innovative technology based educational programs for the kindergarten through 12th grade ("K-12") school market and the home market. Separately, and in combination, these three products present a platform for delivering educational services and support, and create a virtual community of learners and parents on the web. It is our intent that as this community grows, it becomes an education portal through which additional PCS programs and services can be deployed. These three technologies are as follows:


      o Academy of Engineering. Our Academy of Engineering product is a site license program whereby a school or other institution acquires a license, materials, books and other items from PCS which are designed for use within various K-12 environments. Using the Academy of Engineering, students develop, design, and produce exciting hands-on projects ranging from catapults to robots. An Academy of Engineering site license currently sells for between $15,000 and $19,500.

      o Edventures! Labs is a scaled down model of the Academy of Engineering site license system intended for those destinations that have space or funding restrictions. A site license for an Edventures! Lab currently costs $5,000 which includes a 50- student block license for access to Edventures!.COM. Additional student access in blocks of 50 cost $1,750 per year for the Edventures! Labs.

      o Edventures!.COM is an Internet delivered program that provides a safe, secure and exciting learning environment within which students can interact from home and/or school. Edventures!.COM includes online curriculum and assessment, filtered communication tools, forums and a variety of additional online services. Edventures!.COM is also available as a stand-alone, home based subscription product for $7.95 per month.



      Market Overview. The educational marketplace is significant but is fragmented into various segments ranging from non-profit educational programs to the public school system. We intend to focus our sales and marketing efforts on specific market segments in an integrated strategy that will build brand and name awareness of PCS products in schools, at home and within the larger educational marketplace. Our Academy of Engineering product and our Edventures! Labs product can be applied to a wide range of K-12 educational environments. The on-line Edventures!.COM
                                      3
program is currently designed for K-6 students, with a plan to expand that to K-12 over the coming 18 months.

      Our History. We were formed under the laws of the State of Idaho in 1994 under the name of PCS Educational Systems, Inc. In October 1994, we acquired PCS Schools, Inc. as a wholly owned subsidiary. PCS Schools, Inc. had created an educational enrichment program that was delivered in owner-operated, free standing Learning Centers. This program offered a unique atmosphere conducive to individual styles of learning and a system that utilized computer technology to increase areas of inquiry and application. We subsequently revised our business strategy and divested the Learning Centers started by PCS Schools, Inc. and began developing technology and web based educational systems utilizing PCS Schools, Inc. legacy curriculum.


Offices

      We maintain our executive offices at 1655 Fairview Avenue, Suite 100, Boise, Idaho 83702, and our telephone number is (208) 343-3110.

The Offering


      Common stock outstanding             12,276,223 shares


      Common stock offered by the
      Selling Stockholders                 3,232,113 shares

Use of Proceeds         We will not receive any proceeds from the sale of the
                        shares of common stock by the Selling Stockholders.
                        We will only receive proceeds upon the exercise of the Warrants if the Warrants are exercised for cash. Those proceeds, if any, will be used for working capital requirements and other general corporate purposes.
                        See "Use of Proceeds."

Risk Factors            The securities offered hereby involve a high degree of
                        risk. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

                                         For the nine months ended      For the fiscal year ended
Statement of Operations                        December 31,                      March 31,
                                      ------------------------------ -------------------------------
Data:                                        2000           1999               2000        1999
                                             ----           ----               ----        ----
      Sales                              180,594          246,325           260,189      1,108,303
      Cost of Sales                       59,192           68,611            64,246        107,205
      Operating expenses               2,326,653          682,055         1,096,247      2,197,543
      Operating loss                  (2,205,251)        (504,341)         (900,304)    (1,196,445)
      Other income (expenses)            (17,626)         (15,172)          (32,812)       (24,236)
      Net loss                        (2,222,877)        (519,513)         (933,116)    (1,220,681)
      Basic loss per share                 (0.22)           (0.08)            (0.14)         (0.27)
      Shares used in computing
      net loss per                    10,052,290         6,185,785        6,547,462      4,507,444

Balance Sheet Data

      Current assets                     230,466            26,358           84,068         31,489
      Current liabilities                295,030           542,244          478,245        617,869
      Working capital                    (64,564)         (515,886)        (394,177)      (586,380)
      Total assets                       505,270           141,902          171,919        195,351
      Long-term debt,
      less current portion                39,201                 0                0         48,100
      Accumulated defici             (21,057,465)      (16,753,200)     (18,834,588)   (17,901,472)
      Stockholders' equity               171,039          (400,343)        (306,326)       519,685


                                 RISK FACTORS

      The shares offered in this prospectus are speculative and involve a high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this prospectus, including the following risk factors.

Financial Matters Related Risks

      We have a Limited Operating History in Our Current Line of Business. We are at an early stage of market development and must be evaluated in light of the uncertainties and complications present in a development stage company. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered with the development of new products and services, the utilization of new technology and the competitive environment in which we plan to operate. No significant revenues have been generated from the sale of any of our educational products and services. The products and services currently under development will require significant additional research and development efforts prior to commercialization. There can be no assurance that our development efforts will be successful or that any commercially successful educational products and services will ultimately be developed by the Company. Even if developed, these products and services may not be successfully introduced and marketed at prices that would permit us to operate profitably. See the "Business of PCS Edventures!.COM".

      We have Incurred Significant Operating Losses; There is no Assurance We Will be Profitable in the Future. We have incurred significant operating losses since our inception. At December 31, 2000, our accumulated deficit was more than $21,000,000. There can be no assurance that we will successfully develop, commercialize, manufacture or market our products and services or ever achieve or sustain product and service revenues or profitability. See "Financial Statements". We intend to increase our operating expenses substantially as we:



o increase the number of users of our network through the deployment of our labs to schools;

o increase our network usage through marketing activities and the addition of new features;

o increase our general and administrative functions to support our growing operations.


      With increased expenses, we will need to generate significant additional revenues to achieve profitability. Consequently, it is possible that we will never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, then we may be unable to continue our operations. Our auditor's report dated September 25, 2000 on our financial statements for the year ended March 31, 2000 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. Although we raised additional capital subsequent to March 31, 2000 from the sale of our common stock in a private placement, we continue to be undercapitalized because of our continued losses from operations.

      We Expect Net Losses to Occur Through at Least 2001. We expect to continue experiencing losses through at least the end of the year 2001. Because we expect to continue to incur significant product development, sales and marketing, and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed.

      We Will Likely Need Additional Financing in Order to Fully Implement Our Business Plan. To date, we have had insufficient revenues to satisfy our ongoing expenses of operation and we have been funded, primarily by the sale of our securities in private transactions. Due to our history of losses, we cannot assure you that we will ever be profitable. If we do not become profitable or obtain additional financing, we will be unable to continue our current level of operations and fully implement our growth objectives outlined in our business plan. As a result, we cannot assure you we will have adequate capital to implement our business plan and to maintain our current level of operation. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our operations, which could have a negative effect on us and on the value of our common stock.

      We May Not Be Able to Obtain Additional Financing. We currently have no commitments or understandings with any third parties to obtain any additional financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on acceptable terms. Moreover, our access to additional funds may be limited by: (1) market conditions affecting the business communications industry; and (2) specific factors affecting our attractiveness as a borrower or an investment vehicle including:(a) the potential commercial opportunities and risks associated with implementation of our business plan; (b) the market's perception of our performance and assets; and (c) the actual amount of cash we need to pursue our business strategy.


      We Were in Default on a Loan. As of September 30, 2000, we were in default on two loans to related parties (see Note 5 of financial statements). Subsequent to September 30, 2000, one of the loans ($10,262) was paid in full. The other loan, at the time of this filing, was still in default. We do not believe this default will affect our ability to raise capital because the loan in question is with Anthony A. Maher, PCS' President and CEO. This loan as recently be modified to extend the due date to September 2001.

     Our Methods of Generating Revenues Are New and Largely Untested. The success of our business will depend on our ability to generate revenue. We have only recently begun to generate revenue and because our methods of generating revenue are new and largely untested we may generate lower revenues than we expect. Further, if we are unable to generate multiple new sources of revenue, our future revenue growth will suffer. We initially expect to receive the majority of our revenue from:

      o      ad sharing revenue;

      o      Academy of Engineering and Edventures! lab sales to schools;

      o      network subscription services.

      From inception through December 31, 2000, we generated approximately 10% of our revenue from subscriptions and site licenses. Although we expect to generate a portion of our future revenue through ad revenue sharing, we have not generated any material ad sharing revenue through December 31, 2000. As a result, our expected primary methods of generating revenue are relatively new to us and largely untested. We expect that revenue from ad sharing will make up a significant amount of our revenue for the foreseeable future, although we may never achieve significant advertising revenue. If Internet and online advertising do not continue to grow, or if subscriptions on the PCS network do not achieve market acceptance, our revenues generated from advertising will be lower than expected, and may be insufficient to support our business model.

      In the future, we expect to generate revenue through network services. For example, we have entered into an agreement with a strategic partner who will use the PCS labs after school hours and, in return, will pay us a portion of its revenue or profits. We anticipate entering into other arrangements similar to this one; however, if we are unable to structure such arrangements, if they develop more slowly than expected, or if our partners are unable or unwilling to make full and effective use of our PCS labs and network, our revenue generated from network services will be lower than expected.



Business Related Risks


      We Need to Build a Public Awareness of Our Product Line. Our efforts to develop widespread PCS name, product and brand recognition are likely to be expensive and may fail. The development of our PCS name, product line and brand recognition is important to our future success. If we fail to develop sufficient name, product line and brand recognition, our ability to attract subscription revenue may be impaired, and our revenue will suffer. Our business and future revenue growth will suffer if we fail to retain and grow our user base, generate frequent and recurring usage by our users, or demonstrate that our users are actually using our service.

      We Need to Increase Our Customer Base. The success of our business will depend on our ability to add users and demonstrate that our users are using the PCS network on a regular basis. Our ability to grow our user base depends largely on our ability to deploy our network to additional schools and extend our network to home users. If we are unable to rapidly deploy our network to a large number of additional schools, we will not be able to grow our core school user base, and our ability to generate revenue and implement our strategy will be severely limited. Our ability to grow our user base also depends on our success with the development and implementation of programs designed to help schools encourage their students to register. We must also encourage our users to use our service regularly and for long periods of time. PCS has developed programs and features to encourage this type of use of our network; however, these programs could fail, in whole or in part.

      If We Fail to Manage the Growth of Our Operations Our Business Could Be Harmed and it Could Strain Our Managerial, Operational and Financial Resources. We have rapidly and significantly expanded our operations. We anticipate that further significant expansion will be required to grow our user base if we are to be successful in implementing our business strategy. We may not be able to implement management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would suffer.

     Our Business May be Hurt by Rapid Changes in Technology if We Don't Stay Current. The industry in which we operate is characterized by rapid technological changes. The recent growth of the Internet and intense competition in our industry exacerbate these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our network. There can be no assurance that any of our products and services will not be rendered obsolete as a result of technological developments. New developments are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and development by others will not render our products and services noncompetitive or obsolete. Many companies with substantially greater resources than we have are engaged in the development of products and services to provide content and solutions and to address issues in education. Commercial availability of such products and services could render our products and services obsolete, and would have a material adverse effect on our business, financial condition and results of operations.

      We Face Significant Competition from Other Companies. Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products which may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises, which are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be adversely affected.

      We have Limited Marketing Experience for Our Current Products. We intend to market and sell some of our products and services directly, while relying on the sales and marketing expertise of potential corporate partners for other products and services. We are currently developing a specific and comprehensive sales and marketing plan through our officers and outside consultants. There can be no assurance that we will be able to successfully market and sell our products and services or that we will be able to establish such relationships on acceptable terms, if at all.

      Our Success Depends on Our Hiring Additional Key Employees in the Future. As our business grows, we will be required to hire additional employees as programers, designers and sales persons. We will face competition for hiring such personnel from other companies, research and academic institutions, government entities and other organizations. We may not be able to attract and retain the necessary personnel to accomplish our business objectives, and we may experience constraints that will adversely affect our ability to deploy the PCS network in a timely fashion or to support our users and operations. Because of our limited product sales, limited capital and limited revenues, we have at times experienced, and continue to experience, difficulty in recruiting qualified personnel. Recruiting qualified personnel is an intensely competitive and time-consuming process. There can be no assurance that we will be successful in hiring or retaining the personnel it requires for operating its business.

      Our Success Depends on Us Developing and Maintaining Collaborative Relationships. Our strategy for the development and commercialization of certain of our products and services includes entering into various collaborations with corporate partners, licensors, licensees and others. There can be no assurance that we will be able to negotiate collaborative arrangements in the future on acceptable terms, if at all, or that such arrangements will be successful.


      Our Network Is New and We May Need to Develop Tools to Attract Subscribers and Partners. It is important to our customers that we accurately measure the user base demographics and subscription delivery on our network. We are currently implementing systems designed to leverage non-personally identifying demographic data about our users, including age, gender, and school location by zip code, in such a way as to permit sponsors to address their intended market segment. This effort may be complicated by the remote nature of the PCS labs and on-line subscribers in which this information is generated and recorded before being transmitted back to our network operations center. If we fail to implement these systems successfully, we may not be able to accurately evaluate the demographic characteristics of our users. Companies may choose not to sponsor our network or may pay less for subscriptions if they perceive our measurements to be unreliable.


      We Anticipate that Our Sales Will be Slower During the Summer Months When School is Out. We believe that in-school sales and e-commerce sales will be lower during the summer, in late December and early January and during other school holiday periods when most users of the PCS network will be on vacation and away from school. In addition, advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year. If our market makes the transition from an emerging to a more developed market, these traditional seasonal and cyclical patterns may develop in the future. These patterns would exacerbate seasonality to which we are subject by further reducing advertising revenues in the first and third calendar quarter of each year. Seasonal and cyclical patterns in online subscriptions and e-commerce in general may also affect our revenue. Because our operating history is so limited, it is difficult for us to accurately predict these trends and plan accordingly. Since our operating expenses are based on future revenue performance, it is possible that seasonal fluctuations could materially and adversely affect our revenue and results of operations.


Stock Related Risks

      There Is No Market for Our Common Stock. There is no trading market for our common stock and it is not anticipated that a trading market will develop in the foreseeable future. If no market develops, it may be difficult or impossible for you to resell your shares if you should desire to do so. Even if you are able to sell your shares, we cannot assure you that you will be able to resell your shares at the purchase price paid or at any price.


      Even If Market Develops, It Is Likely to Be Highly Volatile. Even if a market were to develop for our stock, the market price of our common stock is likely to be highly volatile, because the stock market in general, and the market for technology companies in particular, have experienced significant volume and price fluctuations. You may not be able to resell your shares following periods of volatility because of the market's negative reaction to that volatility. The trading prices of many technology companies' stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. However, during the same period, these companies' stocks have also been highly volatile and several companies' stocks have recorded lows well below their historical highs. These factors may significantly and negatively affect the price of our common stock, regardless of our operating performance.

      We Don't Anticipate That We Will Pay Any Dividend. We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. It is anticipated that future earnings, if any, which may be generated from our operations will be used to finance our growth, and that cash dividends will not be paid to our stockholders.

      The Sale of Shares By Our Shareholders Could Hurt Our Trading Market if a Trading Market Ever Develops. We have never had a public market for our common stock. It is our intent to attempt to have a market develop in the future. The registration statement of which this prospectus is a part, registers 3,232,113 of our total shares issued and outstanding. Most of the remaining shares outstanding have been held long enough to allow the owners of such shares to sell their shares under SEC Rule 144. Because substantially all of our outstanding shares our currently available for sale if a market existed, we anticipate that when and if a market develops in the future, many shareholders will desire to liquidate their shares. In such event, we anticipate that our stock price may be hurt by future sales of our shares or the perception that such sales may occur.

      Our Stock is a Penny Stock Which Creates Risks to Investors. Our common stock may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny Stocks are stocks
(i) with a price of less than five dollars per share (ii) that are not traded on a "recognized" national exchange, (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years) or, with average revenues of less than $6,000,000 for the last three years.

      Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board of NASD.

      Section 15(g) of the 1934 Act, as amended, and Reg. Section 240.15 g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosures carefully before purchasing any shares that are deemed to be "penny stock".


      Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transaction in penny stocks are suitable for the investor and that the investor has significant knowledge and experience to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from such investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objects. Compliance with these requirements may make it more difficult for investors in our common stock to resell the shares to third parties or to otherwise dispose of them.

                                USE OF PROCEEDS


      We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders pursuant to this Prospectus. If the holders of the Warrants exercise the Warrants, the holders will pay an exercise price to PCS. We estimate that the total proceeds to PCS from the exercise of the Warrants will be less than $700. We will use any proceeds from the exercise of Warrants for working capital and general corporate purposes. We estimate we will spend approximately $65,000 in registering the shares under the prospectus.

      We are filing the registration statement of which this prospectus is a part to fulfill our agreement to register shares of our common stock purchased by some of our shareholders in previous unregistered securities offerings. We have also agreed with our warrant holders to register shares which will be issued if their warrants are exercised. We anticipate that by filing this registration statement and thereby becoming subject to certain filing requirements imposed by the Securities and Exchange Commission, we will may increase the possibility that ultimately, there will be a trading market for our common stock. However, there can be no assurance that there will ever be a trading market in our common stock.

                                   DILUTION

      This prospectus is for sales of stock by certain of our shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares covered by this prospectus may not bear any rational relationship to net tangible book value per share of PCS. As of December 31, 2000, the net tangible book value of the 12,276,223 shares of our common stock then issued and outstanding, was $.14 per share.


                  MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market

      Currently, there is no market for our common stock. Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board of NASD.

Holders

      As of March 20, 2001, there were 12,300,223 shares of common stock outstanding and approximately 300 stockholders of record of common stock. The number of stockholders of record does not include an indeterminate number of stockholders whose shares are held by brokers in "street name."

Dividends

      We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes, and the other financial information included in this prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of specified factors, including those set forth in the risk factors section of this prospectus and elsewhere in this prospectus.

Results and Comparison for Fiscal Years

      Fiscal year ended March 31, 2000 resulted in a net loss of ($933,116). This net loss is a decrease of $287,565, or 24%, from the net loss for fiscal year 1999 of ($1,220,681). The Basic and Diluted Loss per Share for fiscal year 2000 is ($0.14), as compared to a loss per share of ($0.27) for fiscal year 1999. This decrease in loss per share of $0.13, or 48%, results from two components (1) a decrease in our overall net loss, $0.06/share, and (2) an increase in the number of shares outstanding, $0.07/share. Details of changes in revenues and expenses can be found below.

Revenues

      Revenues of $260,189 for fiscal year 2000 were down from revenues of $1,108,303 for fiscal year 1999 by $848,114, or 76%. During fiscal year 1999, we decided to refocus our business towards our core competencies which include curriculum content combined with delivery of said content using on-line web services. This refocus included divesting the company of our PCS Schools/Learning Centers and our VR Quest product line. The Learning Centers and the VR Quest product line accounted for approximately $823,000, 74%, of our revenues for fiscal year 1999, and account for the primary revenue difference between fiscal year 1999 and fiscal year 2000. Details of the refocus of our business can be found the Results of Operations section.

Cost of Goods Sold

      Cost of Goods Sold decreased $42,959, or 40%, from fiscal year 1999, $107,205, to fiscal year 2000, $64,246. This decrease is due to decreased demand for our Academy of Engineering and our Edventures! Labs.

Operating Expenses

      Operating expenses decreased by $1,101,296, or 50%, from fiscal year 1999, when operating expenses were $2,197,543 to fiscal year 2000 when operating expenses were $1,096,247. Research and development costs increased $50,000, 50%, due to increased payroll and consulting fees as we continue to develop our database and software capabilities. This increase is offset by a decrease in our general and administrative expenses of approximately $1,187,000, 57%. The decrease in general and administrative expenses is a result of lower personnel, facility, and operating costs associated with our Learning Centers, which we sold in late fiscal year 1999.

Results and Comparison for the Nine Months Ended December 31

      Nine months ended December 31, 2000 resulted in a net loss of ($2,222,877). This net loss is an increase of approximately ($1,703,364), 328%, from the nine months ended December 31, 1999, ($519,513). The Basic and Diluted Loss per Share is ($0.22) and ($0.08) for the nine months ended December 31, 2000 and 1999, respectively. This loss per share increase of ($0.14), or 175%, results from two components (1) an increase in our overall net loss,
($0.28)/share, and (2) an increase in the number of shares outstanding $0.14/share. Details of revenues and expenses for the nine months ended December 31 can be found below.

Revenues

      Revenues of $180,594 for nine months ended December 31, 2000 were down by $65,731, or 27%, from the same period in 1999 when revenues were $246,325. This decrease is due primarily to revenues in 1999 from a Learning Center and our School Net product, both of which had been divested by the end of fiscal year 1999. Revenues from said product and site approximated $88,000, or 36% of our revenues for the nine months ended December 31, 1999. Offsetting this "lost" revenue for the nine months ended December 31, 2000, we experienced an increase in the renewal licenses for our Academy of Engineering Lab and our Edventures! Lab, an increase in training for our Edventures! Lab, and revenues from our new Edventures! Subscription service product line. The increase in these revenues, approximately $64,700, accounts for 36% of our total revenues for the nine months ended December 31, 2000.

Cost of Goods Sold

      Cost of Goods Sold decreased from $68,611 for the nine months ended December 31, 1999 to $59,192 for the nine months ended December 31, 2000. This decrease of $9,419, or 14%, is due to a slight decrease in demand for our Academy of Engineering and Edventures! Labs.

Operating Expenses

      Operating expenses increased from $682,055 to $2,326,653 for the nine months ended December 31, 1999 and 2000, respectively. This increase of $1,644,598, or 241%, is primarily due to increased general and administrative expenses of approximately $1,630,000, 285%, for the nine months ended December 31, 2000, as compared to the nine months ended December 31, 1999. Increased general and administrative expenses is a result of increased personnel, particularly executive staff, and related overhead necessary to support our increased scale of operations.

Results and Comparison for the Three Months Ended December 31

      Three months ended December 31, 2000 resulted in a net loss of approximately ($350,752). This net loss is an increase of ($253,394), or 260%, from three months ended December 31, 1999 ($97,358). The Basic and Diluted Loss per Share is ($0.03) and ($0.01) for the three months ended December 31, 2000 and 1999, respectively. This loss per share increase of ($0.02), or 200%, results from two components (1) an increase in our overall net loss,
($0.04)/share, and (2) an increase in the number of shares outstanding $0.02/share. Details of revenues and expenses for the three months ended December 31 can be found below.

Revenues

      Revenues were down by $51,489, or 62%, from $82,796 to $31,307 for the three months ended December 31, 1999 and 2000, respectively. This decrease is due primarily to third quarter revenues in 1999 for a Learning Center and our School Net product, both of which had been divested by the end of fiscal year 1999. Revenues from said product and site approximated $52,000, or 63%, of our revenues for the three months ended December 31, 1999. In addition to this "lost" revenue for the three months ended December 31, 2000, we also experienced a decrease in the demand for our Academy of Engineering Lab.

Cost of Goods Sold

      Cost of Goods Sold decreased $39,598, from $40,509 to $911, for the three months ended December 31, 1999 and 2000, respectively. This decrease is due to the decreased demand for our Academy of Engineering Labs as mentioned in the previous section.

Operating Expenses

      Operating expenses increased $239,653, or 176%, from $136,357 to $376,010 for the three months ended December 31, 1999 and 2000, respectively. This increase is primarily due to an increase in general and administrative expenses of approximately $261,200, 271%, as compared the three months ended December 31, 1999, which totaled $96,360. Increased general and administrative expenses is a result of increased personnel, particularly executive staff, and related overhead necessary to support our increased scale of operations.

Results of Operations

      Our attached financial statements include certain revenues and costs associated with a product line we no longer carry and several Learning Centers we no longer operate. The VR Quest product line, whose assets were acquired during 1997, was based on virtual-reality (VR) technology. We developed the curriculum for the technology and delivered it into the Washington DC public school system during the summer of 1998. While this product line generated over $120,000 in revenues during fiscal year 1999, there were several technical problems with the product as well as the content. Towards the end of fiscal year 1999, we determined that we no longer wanted to be involved with this particular product and sold the line.

      In early 1996, we reached the decision to sell and/or close our Learning Centers, which were located throughout the western United States. PCS owned and operated the Learning Centers, whose purpose was to provide an after-school program which children, from public and private schools, could attend and learn from several different subject areas, including physics, robotics, architecture, engineering, etc. In order to keep the Centers operational and maintain a marketing advantage over our competitors, we would need to constantly upgrade computer hardware and software systems, as well as continually train the staff on upgrades to said systems. We believed this substantial capital commitment went against the best interest of the owners of PCS.

      Our current operational business plan is to continue to develop and market our AOE and Edventures products. Our labs, both AOE and Edventures, are site-licensed engineering programs complete with LEGOs, curriculum/lesson plans, and a digital camera. The camera allows the children to digitally photograph their projects and post them in the child's on-line portfolio to be viewed at home by parents or friends through the family's personal computer and internet connection. Revenues for our AOE lab, which we sell to schools, Boys & Girls Clubs, YMCAs, etc., average $19,950 per lab with annual licensing revenues of $1,500 per site. Revenues for our Edventures! Lab, also sold to schools, Boys & Girls Clubs, YMCAs, etc., average $7,000 per lab with annual licensing revenues of $1,000 per site. Our Edventures! Website generates revenues of $7.95 per month per subscriber and increased approximately 39% from $3,248 for the second quarter of fiscal year 2000 to $4,508 for the third quarter of fiscal year 2000.

      Please refer to the appropriate preceding sections for quantitative financial results and comparisons with previous time periods.

Revenue Generating Activities

      For the nine months ended December 31, 2000, PCS had several revenue-generating activities including: (1) monthly subscription to our on-line service, (2) sales of our Edventures! Labs and Academy of Engineering Labs to various schools, Boys & Girls Clubs, and YMCAs (3) training for lab sales mentioned in (2), and (4) annual license renewal revenues from previous sales of Edventures and AOE labs. For the nine months ended December 31, 1999, PCS' revenue generating activities included: (1) sales of our Edventures! Labs and Academy of Engineering Labs to various schools, Boys & Girls Clubs, and YMCAs
(2) tuition from our Boise, Idaho-based Learning Center, and (3) School Net, which was a site-licensed based communication, publishing, and assessment software system.

      The revenue-generating activities mentioned above are consistent with the revenue-generating activities as stated in our three months ended December 31, 2000 as well as for the three months ended December 31, 1999.

      Please refer to the appropriate preceding sections for quantitative revenue results and comparisons with previous time periods.

Cost of Goods Sold

      Cost of goods sold consist primarily of the costs associated with purchasing LEGOs, digital cameras, storage units and other miscellaneous printed material associated with the sale of site license labs into public and private school classrooms and into Boys & Girls Clubs and YMCAs.
Cost of goods varies directly with the number of sites.

      Please refer to the appropriate preceding sections for quantitative cost of goods sold results and comparisons with previous time periods.

Research and Development

      Research and Development Expenses, increased from $55,397 for the nine months ended December 31, 1999, to $68,850 for the nine months ended December 31, 2000. This increase of $13,453, or 24%, for the nine months ended December 31, 2000, is due to increased payroll and consulting fees as we continue to develop our database and software capabilities. Research and Development Expenses, decreased, due to a lack of funding, from $21,547 for the three months ended December 31, 1999, to $-0- for the three months ended December 31, 2000. We believe that continued investment in research and development will contribute to attaining our strategic objectives and, as a result, expect research and development expenses to increase in future periods.

Liquidity and Capital Resources

      We are currently unable to finance our operations from operating activities and historically have relied on loans and private placements of common stock to fund our operations. At December 31, 2000 we had total assets of $505,270 of which $53,289 was cash. At March 31, 2000, we had total assets of $171,919 of which $78,125 was cash. Our total liabilities at December 31, 2000 were $334,231 compared to $478,245 at March 31, 2000. Our stockholders' equity at December 31, 2000 was $171,039 compared to a deficit in stockholders' equity at March 31, 2000.

      Cash provided by financing activities was approximately $648,832 for the twelve months ended March 31, 2000, and $574,205 for the twelve months ended March 31,1999. In each period, the cash provided by financing activities resulted primarily from the issuance of capital stock. Cash provided by financing activities was $1,183,986 for the nine months ended December 31, 2000 compared to $380,272 for the nine months ended December 31, 1999.

      We have sustained losses of $933,116 and $1,220,681 for the years ended March 31, 2000, and 1999, respectively. In addition, operating activities have used cash of $595,943 and $629,096 for the years ended March 31, 2000, and 1999, respectively. We have sustained losses of $2,222,877 and $519,513 for the nine months ended December 31, 2000, and 1999, respectively. In addition, operating activities have used cash of $1,205,567 and $398,086 for the nine months ended December 31, 2000, and 1999, respectively.

      Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations. Management plans include obtaining additional equity financing and our management believes that profitability and cash flows from our operations will improve and will provide the necessary capital to fund operations due to the continued success of existing products and the introduction of new products. There is no assurance, however, that these efforts will result in profitable operations or in our Company's ability to meet obligations when due.

      Our working capital requirements and other capital requirements for the foreseeable future will be primarily funded through the issuance of equity securities until we are able to meet our working capital needs with positive cash flows provided from operations; after this point, we will likely increase expenditures so as to accelerate our revenue and profitability growth. We believe that proceeds from subsequent issuance of equity securities will enable us to establish profitable operations and positive cash flows from operations. However, there is no assurance that profitable operations or positive cash flows from our operations will ever be realized.


      We are currently, attempting to raise debt capital through the issuance of promissory notes to lenders. There can be no assurance that any note will be issued or loans made. We hope to borrow up to $750,000 in connection with these notes. The notes, if issued will bear interest at 8% per annum, payable quarterly. The lenders will be granted warrants to purchase 300 shares of our common stock for every $1,000 loaned. If issued, the warrants will be exercisable at $.01 per share. The warrants will not be exercisable until six months after they are issued.

      There can be no assurance that we will be able to raise sufficient capital necessary to allow us to continue with our operations on our current scale. If additional funds are raised through the issuance of equity securities, the percentage of our shares owned by existing stockholders will be reduced, stockholders may experience additional dilution.

      As of December 31, 2000, PCS was in default of one loan to a related party (see Note 5 of financial statements). We do not believe this default will affect our ability to raise capital because the loan in question is with Anthony A. Maher, PCS' President and CEO. Subsequent to the December 2000 Review, as conducted by HJ & Associates, the promissory note has been re-written to extend the due date, while accruing interest, until September 2001.

Inflation

      We do not expect the impact of inflation on operations to be significant.

Year 2000 - Y2K ISSUES

      We had developed plans to address the possible exposures related to the impact on our computer systems for the Year 2000. Since entering the Year 2000, we have not experienced any major disruptions to our business, nor are we aware of any significant Year 2000 related disruptions impacting our customers and suppliers. Furthermore, we did not experience any material impact on business at calendar year end. We will continue to monitor our critical systems over the next several months but do not anticipate any significant impacts due to Year 2000 exposures from our internal systems as well as from the activities of our suppliers and customers.

Forward-looking Statements.


      Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

o We have an unproven business model and a limited operating history. Because we were incorporated in November 1994 and only launched our network in June 1998, we have a limited operating history from which investors can base an evaluation of our business and prospects. Our revenue and income potential are unproven and our business model is unique, constantly evolving and will continue to evolve. We only recently began generating revenue from subscriptions and to date, we have not generated any material revenue from e- commerce or network services. We have limited insight into trends that may emerge and affect our business.


o We have incurred substantial losses and anticipate continued losses. We incurred net losses of more than $21,000,000 for the period of inception through December 31, 2000. Less than $4,000,000 is a result of cash losses, while $17,000,000 are considered non-cash losses (e.g. issuing stock for services). These losses resulted primarily from costs related to developing the PCS network, deploying the PCS network to schools and developing content and features for the PCS network. We have not achieved profitability. We expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these net losses will depend in part, on the rate of growth in our revenues from our sponsors, e-commerce offerings and network services and on the level of our expenses. We intend to increase our operating expenses substantially as we:


- increase the number of users of our network through the deployment of our labs to schools;

- increase our network usage through marketing activities and the addition of new features; and

- increase our general and administrative functions to support our growing operations.

o We rely heavily on our key partners and if they terminate their strategic alliances with us or if the arrangement fails to meet our objectives, we may experience difficulty or delays in installing and maintaining our network and our revenue growth may suffer.

o We are subject to all of those risks set forth in the "Risk Factors section of this Prospectus.




                        BUSINESS OF PCS EDVENTURES!.COM

General

      We are a development stage company engaged in the business of developing and marketing educational related technologies and programs directed to the kindergarten through 12th grade market. Our products and technologies are targeted to both the classroom and home market. Our products and technologies are delivered to the classroom through an inventory of hardware, software, books, video camera and internet access. Our technologies and products are delivered to the home user through internet access to our subscription based website. Our products and technologies allow students ages 7-18 to explore the basic foundations of mechanical engineering, structures in architecture, and math and science.

      We have developed three innovative technology based educational programs. Our "Academy of Engineering" product and our "Edventures! Labs" products are site-license installations for classrooms and learning programs. Our "Edventures!.COM" product is our comprehensive internet delivered educational experience that supports our Academy of Engineering and our Edventures! Labs site licenses products and also serves as a stand-alone home usage program. Our Evdentures!.COM program is delivered to the home user over the internet on a monthly subscription basis. Separately, and in combination, these three products present a platform for delivering educational services and support to classroom, learning center and home users, and create a virtual community of learners and parents on the web. It is our business strategy that as this online community grows, it will become an education portal through which additional PCS programs and services can be marketed and delivered.

      We have only commenced marketing efforts for our current products and technologies during the last year. We are attempting to expand distribution and marketing arrangements channels. To date, we have sold only a limited number of products related to our current product line.

Background

      PCS was incorporated in 1994 in the State of Idaho. In October 1994, we acquired PCS Schools, Inc. ("PCS Schools") as a wholly owned subsidiary. PCS Schools had created an educational enrichment program that was delivered in owner-operated, free standing Learning Centers. This program offered a unique atmosphere highly conducive to individual styles of learning and a system that utilized computer technology to increase areas of inquiry and application.

Subsequently, we changed our business plan and business strategy and in connection with this change, we divested the Learning Centers started by PCS Schools and focused our efforts on creating web based educational systems utilizing and improving PCS Schools legacy curriculum.

PCS Products

      We have now developed and are currently marketing three innovative technology based educational programs for the kindergarten through 12th grade ("K-12") school market, learning center market and home market. Separately, and in combination, these three products present a platform for delivering educational services and support, and create a virtual community of learners and parents on the web. It is our intent that as this community grows, it becomes an education portal through which additional PCS programs and services can be deployed. The three technologies and products that we are currently marketing, are as follows:


o Academy of Engineering. Our Academy of Engineering product is a site license program designed for use within various K-12 environments. Using the Academy of Engineering, students develop, design, and produce exciting hands-on projects ranging from catapults to robots in response to engaging challenges in a variety of topics. The current Academy of Engineering product includes three books for a mechanical engineering strand. Future topic strands for expanding the program include structural, electrical and software engineering. Each strand, when completed, includes courseware for over 272 hours of instruction. The Academy of Engineering program includes a variety of LEGOS products which are used as a mechanical engineering learning aid. An Academy of Engineering site license currently sells for between $15,000 and $19,500 and includes materials, LEGOS and other building components, and curriculum, a custom designed storage and organization unit, a digital camera, web-based support by our Edventures!.COM product and various electronic assessment tools, and two days of teacher training. We have sold 20 Academy of Engineering licenses as of the date of this Prospectus. Each site license includes all materials necessary to utilize the complete Academy of Engineering program.

o Edventures! Labs is a scaled down model of the Academy of Engineering site license system intended for those destinations that have space or funding restrictions. It contains the same curriculum, storage cabinets and other material, but has a reduced inventory of Legos and relies on
     Edventures!.COM for delivery of the curriculum. A site license for an Edventures! Lab currently costs $5,000 which includes a 50-student block license for access to Edventures!.COM. Additional student access in blocks of 50 cost $1,750 per year for the Edventures! Labs. We have sold two Edventures!.Labs licenses as of the date of this Prospectus.

o Edventures!.COM is an internet delivered program that provides a safe, secure and exciting learning environment for students to interact within from home and from school. Edventures!.COM includes online curriculum and assessment, filtered communication tools, forums and a variety of additional online services. The program utilizes Internet based resources and services as a stand-alone product and also serves as an extension service to our school-based Academy of Engineering product. Edventures.COM can be viewed on the web at edventures.COM This program allow students to continue their learning programs from home via the Internet, and to show parents their digital portfolios from our Academy of Engineering program. The environment also features over 200 do-at-home projects organized into a sophisticated learning model (Merit System), an animated glossary, monitored chat rooms, live interaction with online instructors, personal email accounts for all students and more. The Edventures!.COM at-home curriculum utilizes found materials, LEGO products, software and other resources to teach concepts in Physics, Electricity, Internet, Programming, Art, Architecture and Engineering. Edventures!.COM is included in the Academy of Engineering site license as an on-line support tool and provides a framework within which students can safely communicate, collaborate, and learn. Edventures!.COM is also available as a stand-alone, home based subscription product for $7.95 per month. We currently have 200 stand-alone users of Edventures!.COM and approximately 10,000 users related to our Academy of Engineering and Edventures!Labs programs.

      The Academy of Engineering and Edventures! Labs have three main delivery models, which makes these products suitable for use in various learning environments:

o School Resource Center. The Academy of Engineering and Edventures! Labs are currently being deployed as a school-wide resource center that allows K-12 teachers to integrate hands-on project based learning activities into their daily curriculum. As a resource center, these mobile Labs are rolled from classroom to classroom throughout the course of a typical school week, being used by the entire school. Examples of how the program is used include: (1) a platform for gifted and talented programs; (2) to enhance and extend a science curriculum; (3) to enhance and extend mathematics activities; (4) to serve as a foundation for an after-school program; (5) as a vocational-technical or technology education program; (6) and to serve as a "special ed" resource. This model makes the program an ideal resource for schools around the country that are seeking innovative and organized methods for integrating technology and hands-on learning in the classroom.

o Pre-Engineering Course. The Academy of Engineering and Edventures! Labs provide a comprehensive engineering curriculum designed around the hands-on LEGO's. This curriculum allows the program to serve as the foundation for pre- engineering courses suitable for students in Jr./Sr. High. The hands-on applications of technology, design and production techniques, and the integration of the Internet based services, makes it a highly attractive total classroom solution.

o After School Program. The Academy of Engineering and Edventures! Lab programs were originally designed in an after-school environment and are ideal to meet the expanding need for educational solutions for school-based programs, Boys & Girls Clubs, YMCA, Community Learning Centers and similar organizations. When used in this format, these programs become a hub for educational activities out of the engineering curriculum, or from the online Edventures! program. The complete support, assessment and curriculum components provide a system for offering a flexible, effective educational offering.

      We believe that education programs of our type are not currently available from any other source and present a unique opportunity for sales and marketing to specific segments of the education industry. We intend to attempt to achieve significant penetration of the K-12 and other extended learning markets with the Academy of Engineering and Edventures! Lab products through strategic alliances with existing educational based companies such as Pitsco LEGO Dacta, EDAcom Technoligia and ZapMe! We believe that PCS' education programs deliver a unique, proven learning experience that:

o provides students with exciting and relevant activities that brings curriculum to life;

o    develops essential critical thinking and problem-solving skills;

o    prepares students for real-world career demands; and

o    builds a strong foundation in technical literacy.

Market Overview

      The educational market is a significant market in the United States but is fragmented into various segments ranging from non-profit educational programs to the public school system. We focus our sales and marketing efforts on specific market segments in an integrated strategy that is intended to build brand name awareness of our PCS products in schools, at home, and within the larger educational marketplace.

      We believe that a major shift of focus is taking place in education in our public and private schools as educators and parents seek to maximize educational experiences for children based upon advances in technology. We believe that this shift necessitates sweeping changes in how schools are operated, programs are taught, technology is integrated, students are assessed and classrooms are managed. Over the past few years, the emergence of a for-profit education industry has begun to evolve in response to parents' and society's demand for more and better alternatives in education. Parents are giving their children's schools low grades for teaching performance and at the same time there is an increase in public support for school choice. In the recent presidential political campaign, the issue of education, including the public funding of private school vouchers, was a significant issue. These factors are driving the growth of private and charter school alternatives.

      Capitalizing on this atmosphere, private education based companies specializing in after- school, tutoring and special skills programs various educational companies are marketing programs, technologies and products catering to teachers, students and parents. Parents support alternative education programs and enrichment activities and actively seek them out for their children, as well as exert more and more pressure on public schools to improve their performance. We believe that with this change and unrest taking place within the education industry, enormous opportunities are emerging for companies who understand the problems and promise of technology and new educational methodologies. It is our business strategy to, through our technologies and experience, develop and market technology enhanced learning programs to address this education demand.

      The Growth of the Extended Learning Market. Recent high-profile federal programs indicate a growing opportunity within the extended learning market which encompasses before, after and summer school programs on the campus of public schools, or operated through the venue of organizations like the Boys & Girls Clubs of America. A recently posted web site, "www.afterschool.gov," summarizes many of the federal funding sources now available for this growing market segment. One significant driving force in this movement is the proven impact after- school programs have for decreasing juvenile crime. Part of the funding of the Boys & Girls Clubs of America is provided by the Department of Justice. Other indicators in this market include the federal government's 21st Century Community Learning Center program which has a budget of approximately $1.2 billion for the budget year 2001.

PCS Designated Markets

Academy of Engineering and Edventures! Lab: Markets

      We have identified as our initial primary market for the Academy of Engineering traditional public and private schools and the after-school programs that are growing quickly across the United States. Widespread financial support for implementing school-based after-school programs is driving the growth of public school programs in this segment. To illustrate this growing trend, $100 million was allocated in 1998 by the DOE for public school-based afterschool programs. This number grew to $200 million 1999 and to an estimated $600 million in 2000. In addition, the growth of programs such as those offered by the Boys & Girls Clubs of America are further proof of the market need for this product. The US Department of Justice allocated a $40 million grant to the Boys & Girls Clubs of America in 1999 for the purpose of expanding and enhancing their programs. As a niche market, after school programs, on and off the campus of public schools (the Extended Learning Market) represent a potential market for PCS products.

      K-12 Market in International and US. We have entered into a sales agency agreement and product alliance relationship with Pitsco LEGO Dacta, a Pittsburg, Kansas based educational company that holds the non- exclusive distribution rights to LEGO Dacta product sales in the United States. Pitsco, established in 1966, has established a market presence and reputation in the school market place and now markets its own line of modular school labs as well as hundreds of other hands-on type products. The Academy of Engineering product complements the Pitsco existing product line. We are attempting to enter into a similar agreement with LEGO EDAcom Technologia based in Brazil and Portugal, for distribution of our Academy of Engineering product in those countries. We are also working towards alliances with LEGO counterparts in India, Hong Kong, Belgium and Germany.


      K-12 Schools in the State of Idaho. The K-12 school market in Idaho is unique marketing opportunity for PCS due to the funding of school purchases of our products by the J.A. & Kathryn Albertson Foundation which is currently funding a statewide technology initiative. PCS is a pre-approved vendor for this initiative and is driving a direct sales effort in Idaho to establish a strong reference network of Academy of Engineering sites using the program. We anticipate that this network of reference sites will serve as a strong source of market feedback for continually improving the product, and is already serving as an excellent source of testimonials from teachers and administrators using the program. We have sold site licenses for 12 Academy of Engineering centers in the State of Idaho.

      Boys & Girls Clubs. We are currently continuing our efforts to distribute our Academy of Engineering products into the Boys and Girls Clubs. We installed an Academy of Engineering in the Ada County Boys & Girls Club in Garden City, Idaho . Funding for the program was secured from a local foundation (The Idaho Community Foundation). We have also installed an Academy of Engineering at the Rainier Vista Boys & Girls Club in Seattle, sponsored by the Microsoft Corporate Gifting Group. We are using these sites as reference sites and we are currently attempting to contact Boys and Girls Clubs nationwide. To date, clubs have evidenced a strong interest in the program due to an organization-wide mandate to implement educational programs like the Academy of Engineering. The funding cycle access to funds for these programs are a significant factor in our ability to market the Academy of Engineering to Boys and Girls Clubs.

      Extended Learning Market. In addition to the Boys & Girls Clubs of America, additional non-school-based programs are increasing through such institutions as the YMCA, Community Learning Centers, and other sites such as Science Museums. PCS is currently working to establish reference sites in each of these markets and will follow a strategy similar to the one it is pursuing with the Boys & Girls Clubs of America. Progress to date in these market segments include a site license program currently being deployed at the Oregon Museum of Science and Industry in Portland (OMSI); a site license program to the Boise Downtown YMCA which is seeking funding through grant sources and a site license program to the Vista Neighborhood Community Center in Boise, also currently seeking funding.

Edventures!.COM. Markets

      Edventures!.COM is designed to provide a full-featured educational extension via the Internet to all students participating in PCS programs such as the Academy of Engineering. However, for families and students who do not have access to the Academy of Engineering program through a local site license, the program is available on a subscription basis for $7.95 per month. PCS describes the primary market for the current Edventures!.COM product as families with children ages six to 13 who have a strong interest in education. Further, this market can be divided into homeschool families and traditional families.

      Traditional Families. There are an estimated 46 million students currently attending K-12 schools across the U.S. The prime motivator for many of these students initially attracted to Edventures! is the attachment to the LEGO name and the integration of the LEGO based curriculum online. LEGO enjoys a large brand name recognition across the country, and is a significant brand and product to be identified with. We are attempting to market our products so as to take advantage of the Lego name recognition.

      The K-12 Partner Program. We have recently developed a marketing program known as the "K-12 Partners Program". This program is a fund raiser model in which participating schools promote the Edventures!.COM product through send-home materials, newsletter promotions and PCS demonstrations to groups such as PTA/PTO's. Utilizing a database driven tracking process, PCS logs all families enrolled through a partner program and shares back a portion of the subscription revenue to the school at the end of the school year.

      The PCS - ZapMe! Alliance Program. In addition to the K-12 Partner program, PCS has entered into a strategic alliance with ZapMe! (www.zapme.net), a San Ramon, CA, based company that is delivering complete computer lab and satellite connectivity solutions to Middle-Senior High schools free in exchange for permission to promote their partner programs and online teen- community. PCS has been chosen to be a content partner in which ZapMe! promotes Edventures!.COM in exchange for revenue sharing and the providing of certain amounts of free PCS content for their ZapMe! Netspace. PCS is expanding the Edventures!.COM product to provide additional content and services to appeal to the older ZapMe! students with a focus on technical and engineering education.

      ZapMe! will also be promoting the PCS name and the Academy of Engineering program in the schools in which it is present. ZapMe! has over 8,000 US schools currently signed up for its programs. PCS expects this alliance to build PCSEdventures!.COM, and Academy of Engineering name recognition through quarterly take-home CD distributions, display through the ZapMe! Netspace and other ZapMe! promotions done through e-mail and other venues.

      Crosswalk.COM and Homeschool Families. PCS is in the final stage of creating an alliance with Crosswalk.COM similar to the ZapMe arrangement, which will give Edventures!.COM exposure to all of Crosswalks HomeSchool subscribers. In addition to the more traditional families, research and current use of the program indicates that Edventures!.COM is an ideal product for the growing homeschool market, and provides an excellent segue between students in traditional and non-traditional environments.

      Other Alliances. PCS is also currently in various stages of creating revenue sharing strategic alliances with such firms as the PowerSchool, Co-Nect, HomeSchool Zone, Voyager, SmarterKids, ChildU, Children's Technology Group and several others. PowerSchool, Co-Nect and HomeSchool Zone are in the final agreement review stage. In addition, the Company is currently in discussions with corporate Radio Shack and corporate Target Stores for the purpose of distributing an

Edventures.COM cd through those retailers at the point of sale cash registers. PCS is also currently considering the creation of a "private label" cd for both of these large retailers and a decision is expected to be reached during the 4th Quarter. The Radio Shack discussions also involve a new package which would include a LEGO kit and the Company is in discussions with LEGO USA to create this new retail pack.

      Edventures!.COM has been approved for state level funding for homeschool students in the states of California and Alaska. PCS is currently developing a promotional effort that will take advantage of this funding availability to promote the Edventures! program to the thousands of homeschool families in these states. In addition, Pitsco has been developing a sales channel into the homeschool market for several years now that can serve as a conduit for the Edventures!.COM product.

Marketing  and Other Agreements

      Direct Sales Force. Currently, we have a direct sales force consisting four employees and thirty-two independent agents. This direct sales force markets our products and programs in a variety of methods to various users, providers and others.


      Lego Dacta and Pitsco Agreement. We have entered into a Marketing Agreement with Lego Dacta and Pitsco, LLC ("Pitsco") for the sale of our "The Academy of Engineering product. Pitsco is an educational company that holds the non-exclusive distribution rights to LEGO Dacta product sales in the United States. Pitsco, established in 1966, has established significant market presence and reputation in the school market place and now markets its own line of modular school labs as well as hundreds of other hands-on type products. We believe that the existing sales and marketing force of Pitsco, will greatly increase the opportunity for introduction of our "The Academy of Engineering" product across the country. As of the date of this Prospectus, Pitsco has sold four units of our The Academy of Engineering product.

      Burge Agreement. We have entered into an agreement with Cathy Burge, an independent contractor, on a non-exclusive basis, develop business relationships between PCS and potential customers and vendors and to seek out suitable acquisitions. Ms. Burge is paid a weekly fee of $1,250 for her services which has included locating and negotiating the acquisition of Senior Driver, a company that offers the senior market a driving improvement course delivered over the web.

Research and Development.


     Research and Development Expenses, increased from $55,397 for the nine months ended December 31, 1999, to $68,850 for the nine months ended December 31, 2000. This increase of $13,453, or 24%, for the nine months ended December 31, 2000, is due to increased payroll and consulting fees as we continue to develop our database and software capabilities. Research and Development Expenses, decreased, due to a lack of funding, from $21,547 for the three months ended December 31, 1999, to $-0- for the three months ended December 31, 2000. We believe that continued investment in research and development will contribute to attaining our strategic objectives and, as a result, expect research and development expenses to increase in future periods.

Intellectual Property Protection; Licensing and Proprietary Rights

   We seek to protect our technology, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Generally, we enter into confidentiality and non-disclosure agreements with our employees and with key vendors and suppliers. Currently we use the following trade names: "PCS" (TM)"; "Academy of Learning"; "business"; and "Edventures". We intend to evaluate continually the appropriateness of seeking registration of additional product names and trademarks as they evolve.

   At the present time, we have not applied for any patents, nor do we have any patents pending. We anticipate that our products will not be the type for which patent protection will be sought. However, we may file for patent protection on certain aspects of our proprietary technology in the future.

   Our present or future products may be found to infringe upon the intellectual property rights of others. If our products were found to infringe on intellectual property rights of others, our development and sale of such products could be severely restricted or prohibited. In such eventuality we would be required to obtain licenses to utilize such patents or proprietary rights of others, for which acceptable terms may be unavailable. If we were not able to obtain such licenses, the development or sale of products requiring such licenses could be materially and adversely affected. In addition, we could incur substantial costs in defending against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.


   Our PCS logo has been service/trade marked (#2213678) since December 29, 1998. Protection for this service/trademark is for a ten year period. We applied for a service/trademark (application #75-845244) for "PCS Edventures!.COM" on November 30, 1999, and for a service/trademark (application #60-162284) for "Senior Driver" on October 28, 1999. We anticipate that these applications will be granted in the near future. Once granted, the protection is for a period of ten years.


Competition

   Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products which may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises, including major telecommunications and computer software and technology companies, which are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields.

Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be adversely affected.

   Edventures!.COM competes with Junior Net, Apollo, Zif Davis, MultiActive Education and Disney Daily Blast as subscription models ranging from $5.95 per month to $9.95 per month. However, none have the combination of program depth, interactivity, assessment of student project progress, portfolio building, monitored chat and safe communication environments that are standard features on Edventures!.COM at $7.95 per month.

   Cisco Systems sells a product called Networking Academy which is a vocation-technical IT engineering program. Autodesk is partnered with a program called Project Lead the Way that is a Cad/Engineering product as well. Other competitors include Graphics Academy and the Academy of Multi-Media, as well as educational manipulative distributors such as Fisher-Technic, Lasy and K'Nex.


   We believe that the hands-on project based learning market is growing both in terms of users and companies offering products and services in this field. Additional competitors of PCS include, but are not limited to, Aero Racers, AK Peters, DEPCO, Inc., General Robotics, Lab Volt Systems, Paxton-Patterson, OWI, Inc., Valiant Technology and Voyager. All of these firms offer some form of hands-on technical curriculum, some including deliverables, to the K-12 market.

Potential Competitive Advantages

   We believe that we potentially have certain competitive advantages which we will attempt to maximize in developing and effecting our business strategy. These potential advantages include the following:

o High barriers exist to entry. PCS' educational programs are unique and sophisticated. PCS' educational programs are innovative, unique and based on ten years of experience and product development. Barriers to entry for competitive products that are time tested are extremely high. Early and significant market penetration will guarantee a "first and best" name recognition for the types of educational services that PCS will deliver.

o Utilize the Internet as a delivery and support mechanism for the programs. By leveraging our extensive expertise in Internet technology, PCS achieves the following significant advantages: (1) a high level of program control;
     (2) the building of a significant  data model regarding  program usage; and
     (3) a direct channel to enrolled students who access the program at home. Each of these advantages provides tangible long-term benefits to the Company.

o Expand program offerings and distribute them via established program licensees. After implementing and proving a successful program model, PCS will utilize its established network of licensees to distribute additional programs designed to integrate seamlessly into the already deployed sites. This creates a long-term growth strategy that includes new and residual sales to an ever-growing list of existing licensees on an annual basis.

o PCS recognizes that the public schools and community organizations offering educational programs are the best choice for rapid expansion and capturing market share and visibility. Additional market segments will be attacked individually as PCS demonstrates program viability, market by market. By taking a long term strategic approach to market penetration, and maintaining a policy of solid strategic alliances for distribution, each PCS educational program will be an asset that will continue to generate growth and sales.

Employees

   We employ approximately 20 full-time employees of which four are in sales, 12 are in design and project management, one in accounting and three are in administration and clerical. We will hire part-time and additional full-time employees on an "as-needed" basis. None of our employees are represented by a labor union. We believe that our relationship with our employees is good.

Facilities

   The Company leases its principal executive offices, at 1655 Fairview Avenue Suite #100, Boise, Idaho 83702. These offices consist of approximately 6,000 square feet of Class B office space. Rent obligations are $5,500/month in year one; $6,000/month in year two and an option to renew for one additional year (year 3) for $6,500 per month. This lease commenced on March 1, 2000 and expires on February 28, 2002, unless extended by PCS.


                                  MANAGEMENT

      The following table sets forth the name, address, age and position of each officer and director of the Company:


   Name                    Age            Position

Anthony A. Maher           52             Chairman of the Board, President, and
                                          Chief Executive Officer

Robert O. Grover           38             Executive Vice President

H. Kent Christensen        42             Vice President, Sales & Marketing

Richard F. Schmidt         39             Chief Financial Officer

Donald J. Farley           50             Secretary, Director

Roy M. Svee                74             Treasurer, Director

Cecil D. Andrus            73             Director
__________________


      Background information concerning the Company's officers and directors is as follows:

      Anthony A. Maher, Chairman, President & CEO. Anthony A. Maher was recruited to PCS at its inception as Chairman of the Board, President and Chief Executive Officer and structured the purchase of PCS Schools. Since then, Mr. Maher has overseen the development of the curriculum from four core areas to over 60; the development of its distance developer database; and the creation of its web based publishing expertise. From 1982 to 1989 he was founder and Chairman of the Board of National Manufacturing Company, Inc. and its subsidiary, National Medical Industries, Inc. From 1979 to 1982, Mr. Maher was Executive Vice President for Littletree Inns, a hotel company based in Boise, Idaho with properties throughout the Northwest. Mr. Maher graduated from Boise State University in 1970 with a Bachelor of Arts degree in Political Science.

     Robert O. Grover. Robert O. Grover joined PCS at its inception and became Executive Vice President in May 1996. Mr. Grover's current focus is on the development of PCS distance education applications including the web-based support and delivery systems that are integral to Edventures!.COM, Edventures Labs, and the Academy of Engineering. In 1992, he developed the PCS Merit System that has become the foundation of the Edventures!.COM learning systems online. Mr. Grover graduated from Boise State University in 1987 with a Bachelor of Arts degree in English.

      H. Kent Christensen. Mr. Christensen joined PCS in September 1999. From 1998 to1999, he was employed by Franklin Covey where he was responsible for sales of organizational skills and time management programs to the K-12 market in Idaho and Montana. From 1995 to 1998, he was employed in the insurance industry first by Sedgwick James and later by First Security Insurance. From 1980 to 1995, Mr. Christensen owned and operated a national plumbing franchise in Western Idaho and Eastern Oregon.

      Richard F. Schmidt. Rick Schmidt has been employed as the Chief Financial Officer of PCS since September 2000. Since 1998, Mr. Schmidt has been the CFO of Cybertel Communications Corporation, a publicly held, San Diego-based, integrated telecommunications provider from 1998 to 2000. Prior to his employment at Cybertel, Mr. Schmidt, worked from 1994 to 1998 first as Chief Financial Officer of Iseki, Inc., and later as Senior Vice President. Mr.
Schmidt served as manager and multinational tax and business consultant for Coopers & Lybrand where he worked from 1987 to 1994. He is a 1984 graduate of Gonzaga University with a B.B.A. in Accounting and is a Certified Public Accountant.

     Donald J. Farley. Mr. Farley is a director and the Secretary of the Company and has acted as the Company's legal counsel since 1994. Mr. Farley is a founding partner of the law firm of Hall,

Farley, Oberrecht & Blanton, P.A. His legal practice emphasizes litigation and representation of closely held businesses. He has been in private practice since 1975, after serving a two year judicial clerkship with former United States District Judge J. Blaine Anderson. Mr. Farley is admitted to practice before all state and federal courts in Idaho and has also been admitted to practice before the United States Supreme Court. He is a member of the American Bar Association, the International Association of Defense Counsel, Defense Research Institute, the Idaho State Bar Association and the Association of Trial lawyers of America. Mr. Farley graduated from the University of Idaho in 1970 with a Bachelor of Arts degree in Economics and from the University of Idaho College of Law in 1973.

      Roy M. Svee . Mr. Svee is, and has been since 1996, a director and the Treasurer of the Company. Mr. Svee has served with distinction throughout his business career on the Board of Directors of such organizations as Southgate Bank; First National Bank; Colonial Savings; Eastern Heights Bank; TFC Bank and its parent; Hansen Engine and Hansen Air Systems, Inc.; Genius Technologies and JF Goodhouse, Inc., all in Minnesota and Michigan. During his working career, he served as Regional Manager of Montgomery Ward and after that as Senior Vice President- Strategic Planning for Target Stores. He retired from JB Goodhouse, Inc. as President & CEO in 1991. Mr. Svee has a Bachelor of Business Administration degree from the University of Minnesota and served as a pilot in the Navy Air Corps.

      Cecil D. Andrus. Former Idaho State Governor Andrus joined the PCS Board of Directors in November 1995. Following his retirement from public service in January 1995, Governor Andrus founded and now directs the Andrus Center for Public Policy at Boise State University. Governor Andrus is the first person in the history of Idaho to be elected Governor four different times (1970, 1974, 1986 and 1990). When he retired from public office, he was the senior governor in the United States in length of service. Mr. Andrus resigned as governor in 1977 to become the Secretary of the Interior in the Carter Administration, the first Idahoan to serve in a Presidential Cabinet. Governor Andrus is also a director of Albertsons, KeyCorp and The Gallatin Group.


                            MANAGEMENT COMPENSATION

      The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                  Long Term Compensation

                        Annual Compensation                Awards          Payouts
                       --------------------------------------------------------------------------------
(a)           (b)        (c)       (d)     (e)         (f)        (g)        (h))        (i)

                                          Other                                         All
Name and      Year                        Annual     Restrict    Options/    LTIP       Other
Principal    Ended       ($)       ($)    Compen-    Stock       SAR's       Payouts    Compensation
Position      3/31     Salary(1)  Bonus   sation($)  Awards($)    (#)         ($)        ($)
-------------------------------------------------------------------------------------------------------
Anthony       2000     $120,000    -0-      -0-      $125,000      -0-       $ -0-      $  -0-
Maher (1)     1999     $100,000    -0-      -0-        -0-         -0-         -0-         -0-
President     1998     $ 84,000    -0-      -0-        -0-         -0-         -0-         -0-
-------------------------------------------------------------------------------------------------------


      (1) Mr. Maher was the only executive officer of PCS whose cash compensation exceeded $100,000 during the last three fiscal years. On December 17, 1999, Mr. Maher was issued 300,000 shares of PCS' common stock for services rendered. On December 20, 1999, Mr. Maher was issued 200,000 shares of PCS' common stock for services rendered. On October 16, 2000, Mr. Maher was issued 500,000 shares of PCS' common stock for services rendered.

Options Grants in Last Fiscal Year

      There were no grants of stock options made during the fiscal year ended March 31, 2000 to our executive officers. PCS did grant options to officer, directors, employees and others after March 31, 2000. These options are described below on Page 29.

Stock Options Held at End of Fiscal 2000

      No stock options or stock appreciation rights were owned by PCS' officers and directors at March 31, 2000, the end of our last fiscal year.

Compensation of Directors

      PCS does not currently compensate its directors for director services to PCS. We anticipate that more formal compensation arrangements with our directors will be finalized within the next fiscal year.

Employment Agreements

      We have no written employment agreements with our management. Currently, we are paying our officers the following annual salaries: Anthony A. Maher - $120,000; Robert O. Grover - $84,000; H. Kent Christensen - $50,000; and Richard
F. Schmidt - $24,000 (part time). We anticipate that more formal compensation arrangements with our management will be finalized during the second quarter of this year. The Company also provides medical and dental insurance for its officers and other employees.

Stock Option Plans and Other Incentive Compensation Plans

      PCS has not adopted any formal option plans or other incentive compensation plans as of the date of this Prospectus. We anticipate that our Board of Directors will, in the near future, adopt incentive compensation plans to provide reward and incentives to employees, directors and agents of PCS. PCS has granted the following options to officers, directors, employees and consultants:


                               Number      Date of    Exercise    Expiration
      Option Holder            Shares       Grant     Price         Date
     --------------------------------------------------------------------------
      Anthony M. Maher         200,000     04/20/00   $.75        04/20/03
      Roy M. Svee              200,000     04/20/00   $.75        04/20/03
      Donald Farley            200,000     04/20/00   $.75        04/20/03
      Robert O. Grover         200,000     10/01/00   $.75        10/01/03
      Christy Vaughn            75,000     09/01/00   $.75        09/01/03
      David Chase               50,000     09/01/00   $.75        09/01/03
      Les Parish                50,000     02/05/00   $.75        02/05/03
      Richard Wright            50,000     09/01/00   $.75        09/01/03
      Laura Hosie               45,000     06/01/00   $.75        06/01/03
      Anita Ashcraft-Drake      25,000     09/01/00   $.75        09/01/03
      Nathan Cook               25,000     01/05/01   $.75        01/05/04
      Consultant               200,000     09/20/00   $.50        09/20/03


                            PRINCIPAL STOCKHOLDERS


      The following table sets forth information concerning the beneficial ownership of PCS common stock as of March 20, 2001, by each director and executive officer, all directors and officers as a group, and each person known to PCS to beneficially own 5% or more of its outstanding common stock.

      Name and Address                                            Percentage
      of Beneficial Owner                  Shares Owned(1)          Owned
--------------------------------------------------------------------------------
      Anthony A. Maher                       1,324,000(3)           10.94%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Robert O. Grover                         515,000(4)            4.26%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      H. Kent Christensen                       76,667                (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Richard F. Schmidt                        50,000                (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Roy M. Svee
      1655 Fairview Avenue, Suite 100,         800,000(5)            6.61%
      Boise, Idaho 83702

      Donald J. Farley                         919,000(6)            7.59%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Cecil D. Andrus                          123,333                (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Thomas E.  Zemlicka                      687,000               5.77%
      4863 Lakemont Court
      Boise, Idaho 83703

      All officers and Directors as a group  3,808,000              29.98%
      (7 persons)


      (1) Based upon 12,300,223 shares of common stock issued and outstanding as of March 20, 2001, calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. It also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.


      (2) Less than one percent.

      (3) These shares include (i) 1,100,000 shares owned of record by Mr. Maher, (ii) 9,500 shares which are beneficially owned by a family limited liability named Sullivan Maher for which Mr. Maher acts as a manager (iii) 10,000 shares owned by the Nick Maher foundation of which Mr. Maher is a trustee, (iv) 4,500 shares owned by E.L. Sullivan which are voted by Mr. Maher pursuant to an irrevocable proxy and (v) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

      (4) These shares include (i) 315,000 shares owned of record by Mr. Grover and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through October 2003.

      (5) These shares include (i) 600,000 shares owned of record by Mr. Svee and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

      (6) These shares include (i) 719,000 shares owned of record by Mr. Farley and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

                           DESCRIPTION OF SECURITIES

Common Stock


      We are authorized to issue up to 50,000,000 shares of common stock, no par value, of which 12,300,223 shares were issued and outstanding as of March 20, 2001. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.


Voting Rights

      Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when Idaho law, our Articles of Incorporation, or our bylaws require a greater vote. Holders of our common stock do not have cumulative voting rights for the election of directors.

Dividends

      Holders of our common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

Preemptive Rights

      The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

Liquidation

      If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders.

Warrants

      PCS has issued Series B Common Stock Purchase warrants. The total number of shares of common stock which may be issued upon the exercise of the Series B Warrants is 69,835. The Series B Warrants are exercisable at $.01 per share. The Series B Warrants expire in July 2003. The Series B Warrants may be exercised upon surrender of the certificate(s) thereof on or prior to the expiration or the redemption date at the offices of PCS with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to our order) of the full exercise price for the number of Series B Warrants being exercised.




      The Warrant Certificate provides that the Series B Warrantholders may exercise by paying for the underlying shares of Common Stock in cash or by means of a cashless exercise, whereby, if applicable, the requisite number of shares of Common Stock to be issued on such exercise would be reduced as if they had been sold and the excess proceeds applied to cover the exercise price of the remaining shares of Common Stock.


      The Series B Warrant Certificates contains provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of Common Stock (or options or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all our assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding Series B Warrants.

      The holder of Series B Warrants will not possess any right as one of our shareholders unless or until the holder exercises their Warrants. We have reserved shares of our common stock in the event the holder of the Series B Warrants elects to exercise the same and thereby to purchase Common Stock.


Transfer  Agent

      Our   transfer   agent  is   Interwest   Transfer   Company,   1981   East
Murray-Holladay Road, Salt Lake City, UT 84117, telephone (801)272-9294.

Indemnification

      PCS has not entered into any written indemnification agreements with its officers, directors or employees. However, PCS' bylaws provide for indemnification in certain situations. Article V of PCS's bylaws reads as follows:

      To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.


      As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

                             PLAN OF DISTRIBUTION

      The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares.

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.


      The Selling Stockholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this Prospectus. The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

       The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Selling Stockholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act. The Selling Stockholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares

                             SELLING SHAREHOLDERS

      The following table details the name of each selling stockholder, the number of shares owned by the selling stockholder, and the number of shares that may be offered for resale under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated, none of the selling stockholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling stockholders have sole voting and investment power with their respective shares.

                                  Number of Common
                                  Shares Beneficially         Common Shares
Name of Selling Stockholder       Owned Prior to Offering     Offered Hereby (1)
-------------------------------------------------------------------------------

Gayle Anderson, Trustee                     37,037                37,037
Scott and Michelle LaBear                   22,222                22,222
Joseph R. Smith, IRA                       100,000               100,000
Equity Advisors International               50,000                50,000
James R. Chapman                            97,778                97,778
Technology Literacy Group, Inc.             74,075                74,075
James R. Gaul                               74,074                74,074
Stewart I. Perim                            21,111                21,111
Peter S. Richards                           37,500                37,500
Trent G. Rencher                           100,000               100,000

John E. Richards                            37,500                37,500
David and Jama Fox                          37,037                37,037
Loretta I. Cook                              1,000                 1,000
Douglas W.  Miller                           8,000                 8,000
Mark E. Stutzman                             1,000                 1,000
Thomas M. Tice                               1,000                 1,000
Symbion, Ltd.                                9,000                 9,000
Equity Advisors International                6,666                 6,666
International Capital Group Ltd.            50,000                50,000
Douglas W.  Miller                           7,000                 7,000
Dan Sevier                                   1,000                 1,000
Allan J. Kupczak                            66,667                66,667
Ryan Canning                                 8,000                 8,000
Whitlow Family Trust, Gene R.
  and Sara A.  Whitlow, Trustees            12,000                12,000
Robert F. and Betty C. Mitchell             53,333                53,333
Kevin Denison                               12,000                12,000
Mark E. Urness                              33,333                33,333
Dwayne J.  Denison                          13,000                13,000
Evan Hathaway                               72,000                72,000
Reed J.  Bowen, Jr.                         72,000                72,000
Kirk J. Moser                               23,267                23,267
International Capital Group Ltd.             5,000                 5,000
Joseph R. Smith, IRA                        50,000                50,000
Jerry H. Canning                             8,000                 8,000
Andrew Aeling fbo - First Trust Corp         6,667                 6,667
Thomas K. and Liesbeth L. Benedict          12,000                12,000
Mark S. Boland                              12,000                12,000
Charles L. Bradley                          16,000                16,000
Thomas S. Brower                             4,000                 4,000
Trevor Brown, Inc. Pension Plan             12,000                12,000
Trevor Brown, Inc. Pension Plan              6,667                 6,667
John C. Bult Trust                           6,000                 6,000
Judy Conger Calder                           2,000                 2,000
Coghlan Family Corporation,
  John R. Coghlan, President                30,000                30,000
Coogan Family Ltd. Partnership,
John S. Coogan, Jr., General Partner        12,000                12,000
Carl S.  Derwig                             10,000                10,000
John Duda                                   50,000                50,000
Daniel T. Gluch                              8,400                 8,400
Thomas R. and Anita L. Gluch                 4,000                 4,000
Greeley Orthodonitic Ctr.  Prof. Shar.      12,000                12,000

Walter Hinckfoot, Jr.  Living Trust         14,000                14,000
Walter Hinckfoot, Jr.  Living Trust         10,000                10,000
Donald Ingalls, Ttee                         6,667                 6,667
Jensen Orthodontic Ctr. Prof. Share         15,000                15,000
Jeffrey E. and Miriam M.  Joyce             12,000                12,000
Kimball Family Trust                        60,000                60,000
Geoffrey Kopecky                            12,000                12,000
Armand LaSorsa fbo-First Trust Corp.         8,000                 8,000
Leon and Elba Manfredi                       6,000                 6,000
Mechling Family Trust                       12,000                12,000
John Montfort                               26,667                26,667
Norman R. Morris Living Trust               10,000                10,000
Robert G. Niederkorn Irrevocable Trust      20,000                20,000
Diana Nichols                               13,333                13,333
Clifford Nichols fbo-Frist Trust Co.        16,000                16,000
Dennis R. Shinn and Karen Brilland          12,000                12,000
Henry Stuit and Nellie M.  Stuit
  Revocable Trust                           12,000                12,000
Diane Stump                                  6,000                 6,000
Mike Vander Plaats fbo-First Trust Co.       4,000                 4,000
Robert Wegner fbo - First Trust Co.         16,000                16,000
Michael H. Yokoyama and Jaye S. Venturi     12,000                12,000
Douglas W. Miller                            4,948                 4,948
Dan Sevier                                   1,057                 1,057
Tom Donovan                                  4,000                 4,000
Thomas E. Thompson                           2,316                 2,316
Symbion, Ltd.                                5,133                 5,133
Loretta I. Cook                                500                   500
Thomas M. Tice                                 567                   567
Ryan Cravens                                   942                   942
James Boston                                   537                   537
John G. Ariko, Jr.  Revocable Living Trust  20,000                20,000
Richard K.  Ball and Polly L. Ball,
  Co-Trustees of Ball Family Trust           6,000                 6,000
Marcella D. Barnhorst, Trustee of the
 Marcella D. Barnhorst Trust                12,000                12,000
Barr Asset Family Ltd. Partnership           3,000                 3,000
Ron C. Berg                                  2,000                 2,000
Alan and Leslie Berlinberg, Trustees
   of the Berlinberg Family Trust            6,667                 6,667
Jeffrey T. Canning                           4,000                 4,000
Joseph L. Draskovich fbo-First Trust Corp.  10,000                10,000

Robert L. and Connie T. Dye                 12,000                12,000
Robert D. and Rita Y. Ervin, Co-Trustees
 of Ervin Living Trust                      12,000                12,000
David R. and Alice M. Evers                 16,000                16,000
Todd Gluch                                   1,334                 1,334
Josie Gluch                                  1,334                 1,334
Tyra Gluch                                   1,334                 1,334
D. Hall Investments, LLC                     8,000                 8,000
Ronald and Valerie Halverson,
  Co-Trustees                               35,000                35,000
Frederick Z. Herr                           30,000                30,000
Robert E. Hinman                             3,000                 3,000
Vance L. Kalcic                              8,000                 8,000
Charles Kovaleski fbo-First Trust Corp.     10,000                10,000
Chuck Leal                                   7,000                 7,000
Steven Levy                                  8,000                 8,000
R.C. Luker, Construction Defined Benefit    12,000                12,000
Leon and Elba Manfredi                       4,000                 4,000
Mechling Family Trust                        4,000                 4,000
Richard T. Press fbo-First Trust Corp.      13,096                13,096
Ratliff Investments                         10,000                10,000
Karen G. Reardon                             5,000                 5,000
Robert E. Rigert                             5,000                 5,000
Hazen A. and Joseph Sandwick Revocable
  Living Trust                              12,000                12,000
Annette, Sullivan and Mark Simons            4,000                 4,000
Stephen G. Smith                            10,000                10,000
Swiss American, Inc.                        67,000                67,000
Thomas E. Thompson                          43,333                43,333
Bruce Unsworth fbo-First Trust Corp.        12,000                12,000
John R. Ureel                               12,000                12,000
Jerome T. Usalis fbo-First Trust Corp.      33,392                33,392
Mike Vander Plaats fbo-First Trust Co.       2,667                 2,667
Robert and Sally Veazey                      4,000                 4,000
Johnny Warren                                4,000                 4,000
Gary R. Weber, Trustee of Gary R.
  Weber Trust                                6,000                 6,000
Steve Womack                                10,000                10,000
Daniel Andrzejek fbo-FirstTrust Corp.        5,334                 5,334
Don M.  Barnes                               6,000                 6,000
Trace G.  Barnes                             6,000                 6,000
Brian Dusseault fbo-First Trust Corp         3,600                 3,600
Ralph M. and Rita J. Eisenmann, Trustees
   of Eisenmann Trust                        4,000                 4,000

George R. Jarkesy, Jr.                       6,700                 6,700
Armand LaSorsa fbo-First Trust Corp.         8,000                 8,000
Fred L. Prevost                             20,000                20,000
Allen Reuben, M.D., P.A.                     6,000                 6,000
Dan Sevier                                   4,000                 4,000
Ilene Canning                                4,000                 4,000
Nathan Pugmire                              20,000                20,000
Richard F. Schmidt                          50,000                50,000
James Ritter                                12,000                12,000
Ritter Family Trust                          8,000                 8,000
Loretta I. Cook                             10,000                10,000
Steve Cook                                     505                   505
Ryan Cravens                                 6,089                 6,089
Lois C.  Hull                                1,405                 1,405
Nerese S. Crayton                            1,405                 1,405
Randy P.  Masciarelli                          703                   703
Douglas W. Miller                           29,869                29,869
Mark Miller                                  3,000                 3,000
Dan Sevier                                  35,670                35,670
Frank S. Mascari                               500                   500
Richard D. Simpson                           2,810                 2,810
Eric M. Tice                                   400                   400
Lauren M. Tice                                 400                   400
Thomas M. Tice                              10,019                10,019
Symbion, Ltd.                               56,670                56,670
Thomas E. Thompson                          16,653                16,653
Debbie A. Tice                                 703                   703
Tammy Deboe                                    703                   703
Mary DeMarco                                   703                   703
George R. Jarkesy, Jr.                     100,000               100,000
Nathan and Kristen Pugmire                  37,037                37,037
Russell B. Geyser                          175,000               175,000
Cliff Papik                                 10,000                10,000
Elaine Montemarano                          10,000                10,000
Jeff Block                                   5,000                 5,000
Art Beroff                                 100,000               100,000
Art Beroff, Custodian for David Beroff,
 Uniform Gift to Minor                      12,500                12,500
Art Beroff, Custodian for Ilana Beroff,
 Uniform Gift to Minor                      12,500                12,500
Frank S. Mascari                             6,448                 6,448
James Boston                                 3,015                 3,015

George R. Jarkesy, Jr.                       8,291                 8,291
International Capital Group Ltd.             7,200                 7,200
Brent Fox                                   22,222 (2)            22,222
Darlene Zuniga                               2,810 (2)             2,810
Equity Advisors International               60,000 (2)            60,000
Mark E. Stutzman                             7,025 (2)             7,025

      (1) The Selling Stockholders may, but are not required to, sell shares in connection with this offering.

      (2) These shares are issuable upon the exercise of outstanding warrants.

                             CERTAIN TRANSACTIONS

Reverse Split

      In December 1999, the Board of Directors and the shareholders of the Company voted to complete a 5:1 reverse split of the then outstanding shares of the Company's common stock of 38,000,000 shares to 7,600,000 shares.

Name Change

      In December 1999, the shareholders of PCS Education Systems, Inc. resolved to change the name of the corporation to "PCS Edventures!.COM, Inc".

Management Transactions

      During the last three years, we have from time to time granted stock options and issued shares of our common stock to officers and directors. These transactions are described elsewhere in this prospectus.


      Members of management have, from time to time made loans to PCS. Currently, we owe approximately $60,000 to Anthony Maher, the President of the Company.


                               LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.

                       SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this Prospectus, we have 12,300,223 shares of common stock issued and outstanding. Approximately 11,000,000 of these shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.


      In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted securities" were acquired from us or the date they were acquired from an Affiliate (as that term is defined in Rule
144), then the holder of such restricted securities is entitled to sell a number of shares of common stock equal to 1% of the issued and outstanding shares of common stock (approximately 14,000,000 shares immediately after this offering) or the average weekly reported volume of trading of the common stock on The Nasdaq SmallCap Market during the four calendar weeks preceding such sale. The holder may only sell such shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information about us. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

      Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us or the date they were acquired from an Affiliate, as applicable, a holder of such restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described below. We cannot make any predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices.

                                    EXPERTS

      Our financial statements and schedule included in this prospectus and in the registration statement have been audited by HJ & Associates, LLC, CPA's, independent certified public accountants, to the extent and for the periods detailed in their reports, which contain an explanatory paragraph regarding our ability to continue as a going concern, and which appear in this prospectus and in the registration statement, and are included in reliance upon those reports given as a result of the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

      Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, UT, 84102, is giving an opinion regarding the validity of the offered shares. Certain legal matters in connection with this Proxy Statement/Prospectus will be passed upon for us by Leonard W. Burningham, Esq., Salt Lake City, UT.

                     WHERE YOU CAN FIND MORE INFORMATION

      This prospectus forms part of a Registration Statement on Form SB-2 that we filed with the SEC under the Securities Act with respect to the shares and contains all the information which we believe is significant to you in considering whether to make an investment in our common stock. We refer you to the Registration Statement for further information about us, our common stock and this offering, including the full texts of exhibits, some of which have been summarized in this prospectus. At your request, we will provide you, without charge, a copy of any exhibits to the Registration Statement incorporated by reference in this prospectus.

     If you want more information, write or call us at: 1655 Fairview Avenue, Suite 100, Boise, Idaho 83702, and our telephone number is (208) 343-3110. Attn:
Anthony Maher.

      Upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will file reports and other information with the SEC as required under the Exchange Act. Such reports and other information filed by the Hugo are available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the SEC's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, that file electronically with the SEC.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT

                             FINANCIAL STATEMENTS

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)

                      CONSOLIDATED FINANCIAL STATEMENTS

                     December 31, 2000 and March 31, 2000

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                         Consolidated Balance Sheets

                                    ASSETS



                                              December 31,        March 31,
CURRENT ASSETS                                    2000               2000
                                               (Unaudited)
                                            ----------------- ------------------
Cash                                        $      53,289           78,125
      Inventory                                       525              525
      Accounts Receivable                          27,746            1,318
      Note receivable                                 500            4,100
      Prepaid expenses (Note 11)                  148,406                -
                                            ----------------- ------------------

            Total Current Assets                  230,466           84,068
                                            ----------------- ------------------

FIXED ASSETS (NET) (Note 3)                       178,756           80,851
                                            ----------------- ------------------
OTHER ASSETS
      Prepaid expenses (Note 11)                   85,938              -
      Other assets                                  3,110              -
      Deposits                                      7,000            7,000
                                            ----------------- ------------------

            Total Other Assets                     96,048            7,000
                                            ----------------- ------------------

            TOTAL ASSETS                    $     505,270          171,919
                                            ================= ==================


     The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                   Consolidated Balance Sheets (Continued)

                LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)


                                              December 31,        March 31,
CURRENT LIABILITIES                               2000               2000
                                               (Unaudited)
                                            ----------------- ------------------
      Accounts payable                         $   73,554           200,882
      Notes payable - related parties (Note 5)     10,132            39,116
      Notes payable (Note 6)                      113,907            78,734
      Bank overdraft                               39,133            50,252
      Wages payable                                22,408            11,079
      Payroll taxes payable                        12,624            39,423
      Accrued interest                              3,681             8,657
      Accrued contingencies (Note 7)                9,932            50,102
      Accured expenses                                825              -
      Unearned revenue                              8,834              -
                                            ----------------- ------------------

            Total Current Liabilities             295,030           478,245
                                            ----------------- ------------------

LONG-TERM DEBT

      Notes payable (Note 6)                       39,201              -
                                            ----------------- ------------------

      Total Long-Term Debt                         39,201              -
                                            ----------------- ------------------

      Total Liabilities                           334,231           478,245
                                            ----------------- ------------------

STOCKHOLDERS' EQUITY (DEFICIT)

      Common stock, no par value, authorized
      50,000,000 shares; 12,276,223 and
      8,247,714 shares issued and oustanding,
      respectively                             21,228,504        18,528,262
                                            ================= ==================
      Accumulated deficit                     (21,057,465)      (18,834,588)
                                            ================= ==================

      Total Stockholders' Equity (Deficit)        171,039          (306,326)
                                            ================= ==================

      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)        $     505,270           171,919
                                            ================= ==================


     The accompanying notes are an integral part of these consolidated financial statements.
                                        51

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                    Consolidated Statements of Operations
                                 (Unaudited)

                                                        For the                             For the
                                                   Nine Months Ended                  Three Months Ended
                                                      December 31,                       December 31,
                                          ------------------------------------ ---------------------------------
                                                 2000              1999              2000             1999
                                          ------------------ ----------------- ---------------- ----------------
REVENUE                                   $          180,594    $    246,325       $   31,307    S    82,796

COST OF GOODS SOLD                                    59,192          68,611              911         40,509
                                          ------------------ ----------------- ---------------- ----------------

GROSS PROFIT                                         121,402         177,714           30,396         42,287
                                          ------------------ ----------------- ---------------- ----------------

OPERATING INCOME AND EXPENSES

      Research and development costs                  68,850          55,397                -         21,547
      Amortization and depreciation expense           55,350          55,350           18,450         18,450
      General and administrative                   2,202,453         571,308          357,560         96,360
                                          ------------------ ----------------- ---------------- ----------------

            Total Operating Expenses               2,326,653         682,055          376,010        136,357
                                          ------------------ ----------------- ---------------- ----------------

OPERATING LOSS                                   (2,205,251)        (504,341)        (345,614)       (94,070)
                                          ------------------ ----------------- ---------------- ----------------

OTHER INCOME AND EXPENSES
      Interest expense                              (20,961)         (15,325)          (8,054)        (3,288)
      Interest income                                  2,541             153            2,132            -
      Other income                                       794               -              784            -
                                          ------------------ ----------------- ---------------- ----------------

            Total Other Income and Expenses         (17,626)        (15,172)          (5,138)         (3,288)
                                          ------------------ ----------------- ---------------- ----------------
NET LOSS                                  $      (2,222,877)   S   (519,513)      S  (350,752)    S  (97,358)
                                          ================== ================= ================ ================
BASIC AND DILUTED LOSS PER SHARE (Note 1)
                                          $           (0.22)   $      (0.08)      $     (0.03)    $    (0.01)
                                          ================== ================= ================ ================
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                                       10,052,290      6,185,785        12,236,483      7,245,645
                                          ================== ================= ================ ================

     The accompanying notes are an integral part of these consolidated financial statements.
                                      52

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
               Consolidated Statements of Stockholders' Equity

                                                     Common Shares
                                           ----------------------------   Accumulated
                                                 Shares        Amount       Deficit
                                           ------------ --------------- ----------------
Balance, March 31, 1998                      4,468,802   $  16,584,362   $  (16,680,791)

Stock issued for cash at $1.28 per share       305,620         391,450           -

Stock issued for services at $2.50 per         136,390         340,975           -
share

Stock issued for conversion of debt at          26,000          65,000           -
$2.50 per share

Net loss for the year ended March 31,             -                -         (1,220,681)
1999
                                            ------------ --------------- --------------

Balance, March 31, 1999                      4,936,812      17,381,787      (17,901,472)

Stock issued for cash at $0.35 per share     2,014,518         707,375           -

Stock issued for conversion of debt at         551,778         236,500           -
$0.43 per share

Stock issued for services at $0.25 per         746,628         186,656           -
share

Contribution of interest to capital               -             16,449           -

Fractional shares                               (2,022)           (505)          -

Net loss for the year ended March 31,             -                -          (933,116)
2000
                                           ------------ --------------- --------------

Balance, March 31, 2000                      8,247,714    $ 18,528,262   $ (18,834,588)
                                           ============ =============== ==============

     The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                     Common Shares
                                           ----------------------------   Accumulated
                                                 Shares        Amount       Deficit
                                           ------------ --------------- ----------------
Balance, March 31, 2000                      8,247,714   $18,528,262     $(18,834,588)

April 20, 2000, common stock issued for
services at $0.71 per share (unaudited)        100,000        71,000           -

June 7, 2000, common stock issued for           26,666        18,933           -
services at $0.71 per share (unaudited)

September 15, 2000, warrants granted
below market value and exercised for cash
at $0.75 per share (unaudited) (Note #9)       272,996       204,916           -

Stock offering costs (unaudited)                  -         (202,186)          -

September 20, 2000, common stock issued
for services at $0.71 per share (unaudited)    100,000        71,000           -

September 20, 2000, common stock issued
to board members for services at $0.71 per
share (unaudited)                            1,500,000     1,065,000           -

September 20, 2000 Options issued                 -           84,463           -

June 20, 2000 through September 29,
2000, common stock issued for cash at
$0.75 per share (unaudited)                  1,654,588     1,240,941           -

Stock offering costs (unaudited)                  -         (143,075)          -

October 20, 2000, common stock issued
to purchase  assets at $0.75 per share
(Note 4) (unaudited)                           200,000       150,000           -

October 31, 2000, common stock issued
for services at $0.75 per share
(unaudited)                                    125,000        93,750           -

November 2, 2000, common stock issued
for conversion of warrants at $0.675 per
share (unaudited)                               59,259        40,000           -
                                           ------------ --------------- ----------------
Balance Forward                             12,286,223   $21,223,004    $(18,834,588)
                                           ------------ --------------- ----------------

     The accompanying notes are an integral part of these consolidated financial statements.


                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
         Consolidated Statements of Stockholders' Equity (Continued)


                                                     Common Shares
                                           ----------------------------   Accumulated
                                                 Shares        Amount       Deficit
                                           ------------ --------------- ----------------

Balance Forward                              12,286,223    $ 21,223,004  $ (18,834,588)

December 27, 2000, common stock issued
for services at $0.75 per share (unaudited)      10,000        7,500           -

December 31, 2000, common stock
canceled at $0.10 per share (unaudited)         (20,000)      (2,000)          -

Net loss for the nine months ended
December 31, 2000 (unaudited)                      -             -         (2,222,877)
                                           ------------- --------------- --------------

Balance, December 31, 2000 (unaudited)       12,276,223   $ 21,228,504   $ (21,057,465)
                                           ============= =============== ==============

     The accompanying notes are an integral part of these consolidated financial statements.
                                      55

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                    Consolidated Statements of Cash Flows
                                 (Unaudited)

                                                           For the
                                                       Nine Month Ended
                                                         December 31,
                                              ----------------------------------
                                                    2000              1999
                                              ----------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES

Loss from operations                               (2,222,877)        (519,513)
Adjustments to reconcile net (loss) to net
cash used by operating activities:
  Depreciation and amortization                         55,350           55,350
  Loss on disposition of assets
  Common stock issued for services and equity
  discounts                                          1,362,583          186,656
Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable          (26,428)         (16,921)
  (Increase) decrease in prepaid expenses            (185,281)          (1,653)
  (Increase) decrease in other assets                  (3,110)          (7,000)
  (Increase) decrease in notes receivable                3,600                -
  (Increase) decrease in accounts payable and         (141,973)       (100,498)
   accrued liabilities
  Increase (decrease) in interest payable               (4,976)               -
  Increase (decrease) in cash overdraft                (11,119)           5,493
  Increase (decrease) in commitments and
  contingencies                                        (40,170)               -
  Increase (decrease) in deferred revenue                8,834                -
                                              ----------------- ----------------

Net Cash (used by Operating Activities              (1,205,567)       (398,086)
                                              ----------------- ----------------

CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditures                                   (3,255)               -
                                              ----------------- ----------------

Net Cash Provided (Used) by Investing Activities       (3,255)               -
                                              ----------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES

Payments of stock offering costs                     (345,261)              -
Net payments on long-term debt                        (90,403)         (61,765)
Proceeds from long-term debt                          135,793           40,837
Proceeds from common stock                          1,483,857          401,200
                                              ----------------- ----------------

      Net Cash Provided by Financing Activities     1,183,986          380,272
                                              ----------------- ----------------

INCREASE IN CASH AND CASH EQUIVALENTS                 (24,836)         (17,814)

CASH AND CASH EQUIVALENTS AT BEGINNING OF
PERIOD                                                 78,125           19,636
                                              ----------------- ----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             53,289            1,822
                                              ================= ================

     The accompanying notes are an integral part of these consolidated financial statements.
                                      56

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
              Consolidated Statements of Cash Flows (Continued)
                                 (Unaudited)



                                                  For the Nine Months Ended
                                                         December 31,
                                              ----------------------------------
                                                    2000              1999
                                              ----------------- ----------------
NON-CASH FINANCING ACTIVITIES:

Issuance of stock for payment on notes payable   $      -          $   51,000
 and interest
Common Stock issued for services                 $  1,327,183      $  186,656
Common Stock issued for fixed assets             $    150,000            -

Cash Paid For:

Interest                                         $      9,226          3,380
Income taxes                                     $      -          $     -

     The accompanying notes are an integral part of these consolidated financial statements.
                                      57

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                Notes to the Consolidated Financial Statements
                     December 31, 2000 and March 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         The consolidated financial statements presented are those of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (the Company), an Idaho Corporation and its wholly-owned subsidiary, PCS Schools, Inc., an Idaho corporation. On August 3, 1994, the Company was incorporated under the laws of Idaho to engage in web-based and site-licensable educational products.

         In October 1994, an agreement was authorized allowing the Company to exchange, on a one-to-one basis, common stock for stock of PCS Schools, Inc. This agreement made PCS Schools, Inc. a wholly-owned subsidiary of the Company.

         On March 27, 2000, the Company changed its name from PCS Education Systems, Inc. to PCS Edventures!.com, Inc.

         On April 1, 2000, the Company entered into the development stage due to the discontinued operations with the VR Quest product and the Education Centers. The Company has refocused its efforts on the development and marketing of technology based educational programs delivered through software programs and through the internet.

         The Company has authorized 50,000,000 shares of no par value common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.  Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year end.

         b.  Cash Equivalents

         The Company considers all highly liquid investment with a maturity of three months or less when purchased to be cash equivalents.

         c.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d.  Income Taxes

         No provision for federal income taxes has been made at December 31, 2000 due to accumulated operating losses. The minimum state franchise tax has been accrued.

         The Company has accumulated approximately $5,888,000 of net operating losses as of December 31, 2000, which may be used to reduce taxable income and income taxes in future years through 2020. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards of $2,060,800.

         In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards of $2,060,800 have been offset by a valuation allowance of the same amount.

         e.  Revenue Recognition

         The Company recognizes revenues as required by Staff Accounting Bulletin 13-A1. The Company recognizes revenues relating to the Academy of Engineering (AOE) lab and the Edventures! lab site licenses when the physical lab equipment and the license has been delivered. Subsequent sales of AOE or Edventures! lab licenses are recorded on the sale of the license and recognized over a 1 year time period to revenue. Each lab license is for a period of 1 year from the date of the renewal. The Company recognizes revenues relating to the subscriptions sold to their edventures.com website on a monthly basis. Revenues relating to other activities such as education services delivered are recognized when the services are rendered. If a customer decides to discontinue the use of the products, the customer must return all of the information received except for the physical lab equipment. Additionally, the customer will not have access to the license when the contract is terminated. The Company does not have an obligation to refund any portion of the proceeds received for either the sale of the AOE lab license or the subsequent renewals of the licenses.

         f.  Concentrations of Risk

         Accounts Receivable

         The accounts receivable are from a diverse customer base. The Company provides credit in the normal course of business to customers. Accounts deemed uncollectible have been charged against the allowance. The Company does not obtain collateral with which to secure its accounts receivable.

         g. Basic and Diluted Loss Per Share

         The computation of basic and diluted loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted loss per share is equal to basic loss per share as the result of the antidilutive nature of the stock equivalents. The Company has excluded 1,062,044 potential common stock equivalents from the calculation of basic loss per share.

                                     For the                    For that
                                Nine Months Ended          Three Months Ended
                                  December 31,                December 31,
                               2000          1999          2000          1999
                           ------------ -------------- ------------- -------------
Basic loss per share from
operations:
Numerator - loss           $(2,222,877) $   (519,513)  $  (350,752)   $  (37,358)
Denominator - weighted
average number of shares
outstanding                 10,052,290     6,185,785    12,236,483     7,245,645
                           ------------ -------------- ------------- -------------
Loss per share                   (.022)        (0.08)        (0.03)        (0.01)
                           ============ ============== ============= =============


         h.  Research and Development

          All amounts expended for research and development are charged to expense as incurred. The Company expensed $68,850 and $55,397 as research and development for the nine months ended December 31, 2000 and 1999, respectively.

          i.  Recent Accounting Standards

          The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133 prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

          The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial- components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

          i.  Recent Accounting Standards (Continued)

          The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. it does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principal had no material effect on the Company's consolidated financial statements.

          The Company has adopted the provisions of Staff Accounting Bulletin No. 101 "Statement of Policy on the Establishments and Improvements of Accounting Principles and Standards". The adoption of this bulletin had no material effect on the Company's consolidated financial statements.

NOTE 3 -  FIXED ASSETS

          Automobile, computer equipment, education assets software have 5-year lives. Office equipment has a 7-year life. Depreciation is computed using the straight-line method.
          Assets and depreciation for the period are as follows:

                                                     December 31,   March 31,
                                                         2000         2000
                                                     (Unaudited)
                                                  -----------------------------

          Computer equipment                       $    342,062   $   338,596
          Office equipment                               54,638        55,452
          Education assets and software                 278,885       128,282
          Accumulated depreciation                     (496,829)     (441,479)
                                                  -----------------------------

                      Total                        $    178,756   $    80,851
                                                  =============================

          Depreciation expense for the nine months ended December 31, 2000 and 1999 was $55,350 and $55,350, respectively.

          On March 27, 2000, the Company implemented a 1-to-5 reverse stock split. The financial statements reflect the effects of the reverse split.

          On June 20, 2000, the Company issued a private placement memorandum whereby 1,500,000 shares of the Company's common stock would be sold at $0.75 per share. At the closing of the private placement, the Company had issued 1,654,588 shares at $0.75 per share.

          On October 16, 2000, the Company issued 200,000 shares of restricted common stock in exchange for assets known as Senior Driver of Simple Training, LLC, a company that created instructional content by which senior citizens can take driving courses online to decrease their insurance costs. It is the Company's intent to develop further the assets purchased.

NOTE 5 -  NOTES PAYABLE - RELATED PARTIES

          Notes payable - related parties consisted of the following at December 31, 2000 and March 31, 2000:

                                                                        December 31,         March 31,
                                                                            2000               2000
                                                                        (Unaudited)
                                                                     -----------------------------------
          Note payable to a shareholder bearing interest
          at 10% per annum, all unpaid principal and
          interest due August 31, 1999.  Note is in default.          $     10,132            19,116

          Note payable to a shareholder bearing interest
          at 10% per annum, all unpaid principal and
          interest due October 25, 1997. Note is in default.                   -              20,000
                                                                     -----------------------------------
                                                                            10,132            39,116
          Less: current maturities                                         (10,132)          (39,116)
                                                                     -----------------------------------

          Long Term Portion - Notes Payable -
           Related Parties                                            $        -         $       -
                                                                    ====================================


          Annual maturities of long-term debt are as follows:

                    Years Ending
                      March 31,                        Amount
                   ---------------                ---------------
                         2001                         $10,132
                         2002                            -
                         2003                            -
                         2004                            -
                         2005                            -

                                                      $10,132
                                                  ===============

NOTE 6 -   NOTES PAYABLE

Notes payable consisted of the following at December 31, 2000:

                                                                        2000
                                                                    (Unaudited)
                                                                 --------------
Note payable to a bank bearing interest at 12% per
annum, with monthly payments of $1,321 due on the 5th
of each month, unsecured.                                             $57,561

Note payable to a bank bearing interest at 10.25%
with payments due on demand, unsecured.                                25,439

Note payable to a Company bearing interest at 18.5%
per annum, with payment of $1,468 due on the 10th of
each month for 24 months, unsecured.                                   25,108

Note payable to an individual.  The note does not state
an interest rate.  The principal due is $11,000 and was
discounted by $1,000.  The principal is due on or before
March 22, 2001, unsecured.                                             11,000

Note payable to an individual.  The note does not state
an interest rate.  The principal due is $27,500 and was
discounted by $2,500.  The principal is due on or before
March 22, 2001, unsecured.                                            27,500

Note payable to an individual.  The note does not state
an interest rate.  The principle due is $16,500 and was
discounted by $1,500.  The principal is due on or before
March 22, 2001.                                                       16,500
                                                                 --------------

         Total notes payable                                         153,108

         Less: current maturities                                   (113,907)
                                                                 --------------

                      Long Term - Notes Payable                      $39,201

         Annual maturities of long-term debt are as follows:

                     Years Ending
                       March 31,                                 Total
                    ---------------                         ------------------
                         2001                               $    113,907
                         2002                                     29,064
                         2003                                     10,137
                         2004                                       -
                         2005                                       -
                                                            ------------------

                  Total                                     $    153,108
                                                            ==================


NOTE 7 - COMMITMENTS AND CONTINGENCIES

         Litigation

         In March of 1999, the Company became involved with four lawsuits. The first was made against the Company by an independent contractor on or about March 1, 1999 in the amount of $23,908 including interest, because the Company had failed to pay for the services. On March 30, 1999 the claim was settled whereby the Company was to pay $2,500 as a down payment with the remaining balance paid monthly in the amount of $1,000, carrying 12% interest. As of December 31, 2000, the Company owed approximately $4,822.

         The second claim against the Company occurred on or about March 15 by an other independent contractor, in the amount of $6,392, because the Company had failed to pay for the services. Settlement was reached on March 31, 1999 whereby the Company must pay $1,000 as a down payment with the remaining balance paid monthly in the amount of $300, carrying 12% interest. The company owes approximately $610 as of December 31, 2000.

         On March 10, 2000, a consultant made a claim against the Company in the amount of $13,000, because the Company had failed to pay for the services. On December 31, 2000, the Company paid $8,500 and has a balance due of $4,500.

         As of March 31, 2000, the Company is also being sued for rent due following closure of the Company's school located at 2675 West Main Street in Boise, Idaho and vacating the premises. The claim is in the approximate amount of $15,000. The Company reached settlement prior to the trial date in October of 2000 for $21,000. The Company paid the entire $21,000 in October 2000.

         Operating Lease Obligation

         The Company leases its office under a non-cancelable lease agreement accounted for as an operating lease expiring through December 2003.

         Minimum rental payments under the non-cancelable operating lease is as follows:

                 Years ending
                   March 31,                                    Amount
               ----------------                            -------------------
                     2001                                  $      16,500
                     2002                                         66,000
                     2003                                         66,000
                     2004                                         49,500
              All other years                                          -
                                                           -------------------
              Total                                        $     198,000
                                                           ===================


         Rent expenses were approximately $51,000 and $47,250 for the nine months ended December 31,

         NOTE 8 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to increase sales through various marketing joint ventures. In the interim, the Company plans to continue offerings of its common stock to raise the capital it needs to pay its operating costs.

NOTE 9 -  DILUTIVE INSTRUMENTS

          a.  Stock Options

          The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

          FASB Statement 123, "Accounting for stock-Based Compensation" (SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 32 percent for all years; risk-free interest rates of
          10.0 percent and expected lives of 4.5 years.


                                     For the                    For that
                                Nine Months Ended          Three Months Ended
                                  December 31,                December 31,
                         ----------------------------- ------------------------
                               2000          1999          2000          1999
                         ----------------------------- ------------------------
Net Loss
      As reported          $(2,222,877)  $  (519,513)  $  (350,752)  $ (97,358)
      Pro Forma             (2,222,877)     (519,513)     (350,752)    (97,358)

Net loss per share:
      As reported          $     (0.22)  $     (0.08)  $     (0.03)  $   (0.01)
      Pro Forma                  (0.22)        (0.08)        (0.03)      (0.01)

During the initial phase-in period of SFAS No. 123, the effect of pro forma results are not likely to be representative of the effects on pro forma results in future years since options vest over several years and additional options could be granted each year.

      a.  Stock Options (Continued)

         The Company has granted the following options as of December 31, 2000:

                     Date of     Exercise      Exercise      Amount     Expiration
Description           Grant       Number         Price      Exercised      Date
------------------- ---------- ------------- ------------- ----------- ------------
1)Employee           02-05-00      50,000        $0.75          -        02-05-03
2)Officers/directors 04-20-00     600,000        $0.75          -        04-20-03
3)Employee           06-01-00      45,000        $0.75          -        06-01-03
4)Consultant         09-20-00     200,000        $0.50          -        09-20-03
5)Employees          09-01-00     200,000        $0.75          -        09/01/03
6)Director           10-01-00     200,000        $0.75          -        10/01/03
------------------- ---------- ------------- ------------- ----------- ------------
                                1,295,000
                               =============

                       Fair      Risk-Free     Expected     Expected   Expected
Description           Value    Interest Rate      Life     Volatility  Dividends
------------------- ---------- ------------- ------------- ----------- ---------
1)Employee           $   0.46      6.05%           3         92.82%         0
2)Officers/Directors $   0.46      6.15%           3         91.32%         0
3)Employee           $   0.46      6.15%           3         92.82%         0
4)Consultant         $   0.42      6.15%           3         89.37%         0
5)Director           $   0.74      6.21%           3         84.39%         0

      On January 19, 2000, the Company authorized the issuance of options to any individual board member or key management personnel to purchase 800,000 shares of the Company's common stock at a price of $0.75 per share on February 5, 2000, the Company granted 50,000 of these options to an employee. No additional proforma compensation expense was recorded as the fair market value as determined by Black Scholes was $0.46 at the date of issuance, which was less than the exercise price.

      On April 20, 2000, the Company granted 600,000 options to officers and directors out of the 800,000 authorized on January 19, 2000. On October 1, 2000, the Company granted the remaining 150,000 options authorized to a director. All of the option exercise prices are $0.75 per share with a fair value determined by Black Scholes of $0.46 and $0.75, respectively.

      On April 20, 2000, the Company authorized the granting of 400,000 options to employees and directors. On June 1, 2000, the Company granted 45,000 options to an employee. On October 1, 2000, the Company granted 50,000 options to a director. At September 2000, the Company had not granted 305,000 options. Each option granted has an exercise price of $0.75 per option and a 3-year life.

      On September 22, 2000, the Company authorized the granting of 250,000 options to employees and directors of the Company with exercise prices of $0.75 and a 3-year life. None of these options have been granted.

      b.  Warrants

          November 1, 1999 - March 27, 2000, the Company issued 733,518 detachable warrants allowing the holder to purchase a certain number of shares. The total warrants granted amounted to 733,518 shares at an exercise price of $0.675 per share for 12 months from the issue date or 30 days after any reverse stock split. The Company did not recognize any compensation expense due to the grant price exceeding the market price on the date of issuance.

          On April 27, 2000, three individuals were granted a total of 56,750 warrants which were converted into 31,750 shares of common stock. The conversion rate was $0.675 per share and as such, no compensation expense was recorded because the grant price exceeded the market value.

          On September 15, 2000, the Company issued warrants allowing the holders to purchase 272,996 shares of the Company's common stock. The warrants are exercisable at a price of $0.01 per share for two years. The fair value of the warrants was $202,186 and was recorded as a stock offering cost, because the warrants were issued to individuals who raised funds for the Company.

          The Company has 69,835 outstanding warrants at December 31, 2000, exercisable at $0.01 per share.

          NOTE 10 -RELATED PARTY TRANSACTIONS

          On November 29, 1998, the President of the Company was issued 99,000 shares of common stock for services valued at $247,500.

          On August 19, 1999, the President of the Company was issued 40,000 shares of common stock for services valued at $10,000.

          On December 17, 1999, the President of the Company was issued 60,000 shares of common stock for services valued at $15,000.

          On December 20, 1999, the President of the Company was issued 100,000 shares of common stock for services valued at $25,000.

          On September 22, 2000, the President of the Company was issued 500,000 shares of common stock for services valued at $355,000.

          NOTE 11 -PREPAID EXPENSES

          The following is a summary of prepaid expenses at December 31, 2000:

             Prepaid consulting services        227,595
             Other                                6,749
                                           ----------------
             Less: current portion             (148,406)

             Long-Term Portion             $     85,938
                                           ================

     The prepaid consulting services will be amortized over a period of 24 months, beginning in October 2000.

NOTE 12 - SUBSEQUENT EVENTS

     On January 11, 2001, the Company signed a note payable for $15,000 with a related party. The note bears an interest rate of 9% per annum and is due on demand and no later than June 30, 2001.

     The Company paid the balance of $4,500 on the claim filed by a consultant against the Company for a total of $13,000.

     The Company granted 25,000 options to an employee on January 5, 2001. The exercise price is $0.75 per share. The options expire on January 5, 2004.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)

                      CONSOLIDATED FINANCIAL STATEMENTS

                                March 31, 2000

                         NDEPENDENT AUDITORS' REPORT


      To the Board of Directors
      PCS Edventures!.com, Inc.
      (Formerly PCS Education Systems, Inc.)
      Boise, Idaho

      We have audited the accompanying consolidated balance sheet of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) as of March 31, 2000 and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for the years ended March 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) as of March 31, 2000, and the consolidated results of their operations and their cash flows for the years ended March 31, 2000 and 1999 in conformity with generally accepted accounting principles.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has accumulated significant losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.


      HJ & Associates, LLC
      Salt Lake City, Utah
      September 25, 2000

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                          Consolidated Balance Sheet

                                    ASSETS



                                                                  March 31,
CURRENT ASSETS                                                       2000
                                                              ------------------
      Cash                                                    $          78,125
      Inventory                                                             525
      Accounts Receivable                                                 1,318
      Note receivable                                                     4,100
                                                              ------------------
            Total Current Assets                                         84,068
                                                              ------------------

FIXED ASSETS (NET) (Note 3)                                              80,851
                                                              ------------------

OTHER ASSETS

      Deposits                                                            7,000
                                                              ------------------

            Total Other Assets                                            7,000
                                                              ------------------

            TOTAL ASSETS                                      $         171,919
                                                              ==================








The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                    Consolidated Balance Sheet (Continued)

                LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)


                                                                  March 31,
CURRENT LIABILITIES                                                  2000
                                                              ------------------
      Accounts payable                                        $         200,882
      Notes payable - related parties (Note 5)                           39,116
      Notes payable (Note 6)                                             78,734
      Bank overdraft                                                     50,252
      Wages payable                                                      11,079
      Payroll taxes payable                                              39,423
      Accrued interest                                                    8,657
      Accrued contingencies (Note 7)                                     50,102

            Total Current Liabilities                                   478,245

                                                              ------------------

            Total Liabilities                                           478,245
                                                              ------------------

STOCKHOLDERS' EQUITY (DEFICIT)

      Common stock, no par value, authorized 50,000,000
      shares; 8,247,714 shares issued and oustanding,                18,528,262
                                                              ==================
      Accumulated deficit                                           (18,834,588)
                                                              ==================

      Total Stockholders' Equity (Deficit)                             (306,326)
                                                              ==================

      TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                        $         171,919
                                                              ==================



The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                    Consolidated Statements of Operations



                                                          For the
                                                        Years Ended
                                                         March 31,
                                            ------------------------------------
                                                   2000              1999
                                            ------------------ -----------------

REVENUE                                     $        260,189         1,108,303

COST OF GOODS SOLD                                    64,246           107,205
                                            ------------------ -----------------

GROSS PROFIT                                         195,943         1,001,098
                                            ------------------ -----------------

OPERATING EXPENSES

      Research and development costs                 150,000           100,000
      Amortization and depreciation expense           60,709            25,311
      General and administrative                     885,538         2,072,232
                                            ------------------ -----------------

            Total Operating Expenses               1,096,247         2,197,543
                                            ------------------ -----------------

OPERATING LOSS                                      (900,304)      (1,196,445)
                                            ------------------ -----------------

OTHER INCOME AND EXPENSES
      Interest expense                               (21,700)         (56,017)
      Interest income                                    153              271
      Realized gain on sale of asset                   3,900           34,113
      Loss of disposition of asset                   (15,165)          (2,603)
                                            ------------------ -----------------

            Total Other Income and Expenses          (32,812)         (24,236)
                                            ------------------ -----------------
NET LOSS                                    $        (933,116)     (1,220,681)
                                            ================== =================

BASIC AND DILUTED LOSS PER SHARE (Note 1)   $           (0.14)          (0.27)
                                            ================== =================
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                                         6,547,462       4,507,444





The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
          Consolidated Statements of Stockholders' Equity (Deficit)

                                                   Common Shares
                                           ----------------------------  Accumulated
                                              Shares         Amount        Deficit
                                           ------------- -------------- --------------
Balance, March 31, 1998                      4,468,802    $ 16,584,362   $ (16,680,791)

Stock issued for cash at $1.28 per share       305,620         391,450         -

Stock issued for services at $2.50 per share   136,390         340,975         -

Stock issued for conversion of debt at $2.50    26,000          65,000         -
per share

Net loss for the year ended March 31, 1999        -               -        (1,220,681)
                                            ------------- -------------- --------------

Balance, March 31, 1999                      4,936,812      17,381,787    (17,901,472)

Stock issued for cash at $0.35 per share     2,014,518         707,375         -

Stock issued for conversion of debt at $0.43   551,778         236,500         -
per share

Stock issued for services at $0.25 per share   746,628         186,656         -

Contribution of interest to capital               -             16,449         -

Fractional shares                               (2,022)           (505)        -

Net loss for the year ended March 31, 2000        -                -         (933,116)
                                            ------------- -------------- --------------

Balance, March 31, 2000                      8,247,714     $ 18,528,262  $(18,834,588)
                                            ============= ============== ==============



The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                    Consolidated Statements of Cash Flows


                                                           For the
                                                         Years Ended
                                                          March 31,
                                              ---------------------------------
                                                     2000             1999
                                              ------------------ --------------
CASH FLOWS FROM OPERATING ACTIVITIES

(Loss) from operations                                (933,116)   (1,220,681)
Adjustments to reconcile net (loss) to net
 cash used by operating activities:
  Depreciation and amortization                         60,709        25,311
  Loss on disposition of assets                         11,265             -
  Common stock issued for services                     186,656       340,975
Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable             8,608        (9,603)
  (Increase) decrease in prepaid expenses                 (160)         (882)
  (Increase) decrease in inventories                       -             476
  (Increase) decrease in other assets                      -           6,280
  (Increase) decrease in notes receivable               (4,100)            -
  Increase (decrease) in accounts payable and
     accrued liabilities                                67,977       140,750
  Increase (decrease) in interest payable                5,551         8,099
  Increase (decrease) in cash overdraft                   (367)       31,112
  Increase (decrease) in commitments and contingencies   1,034        49,067
                                              ------------------ --------------

Net Cash (used by) Operating Activities               (595,943)     (629,096)
                                              ------------------ --------------

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of fixed assets                       5,600        66,617
                                              ------------------ --------------

Net Cash Provided (Used) by Investing Activities         5,600        66,617
                                              ------------------ --------------

CASH FLOWS FROM FINANCING ACTIVITIES

Net payments on long-term debt                         (58,714)          -
Proceeds from long-term debt                              (171)      (165,104)
Proceeds from common stock                             707,375        391,450
Proceeds from line of credit                              -            17,651
                                              ------------------ --------------

      Net Cash Provided by Financing Activities        648,832        574,205
                                              ------------------ --------------

INCREASE IN CASH AND CASH EQUIVALENTS                   58,489         11,726

CASH AND CASH EQUIVALENTS AT BEGINNING OF
YEAR                                                    19,636          7,910
                                              ------------------ --------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                78,125         19,636
                                              ================== ==============

The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
              Consolidated Statements of Cash Flows (Continued)




                                                     For the Years Ended
                                                          March 31,
                                              ----------------------------------
                                                     2000             1999
                                              ------------------ ---------------
NON-CASH FINANCING ACTIVITIES:

Issuance of stock for payment on notes payable  $      236,500    $    65,000
 and interest
Common Stock issued for services                $      186,656    $   340,975

Cash Paid For:

Interest                                        $        2,145    $    36,462
Income taxes                                    $          -      $        43



















The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


 NOTE 1 -   ORGANIZATION AND DESCRIPTION OF BUSINESS

      The consolidated financial statements presented are those of PSC Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (the Company), an Idaho Corporation and its wholly-owned subsidiary, PCS Schools, Inc., an Idaho corporation. On August 3, 1994, the Company was incorporated under the laws of Idaho to engage in web-based and site-licensable educational products.

      In October 1994, an agreement was authorized allowing the Company to exchange, on a one-to-one basis, common stock for stock of PCS Schools, Inc. This agreement made PCS Schools, Inc. a wholly-owned subsidiary of the Company.

      On March 27, 2000, the Company changed its name from PCS Education Systems, Inc. to PCS Edventures!.com, Inc.

      The Company has authorized 50,000,000 shares of no par value common stock.


 NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a.    Accounting Method

            The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year end.

      b.    Cash Equivalents

            The Company considers all highly liquid investment with a maturity of three months or less when purchased to be cash equivalents.

      c.    Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      d.    Income Taxes

            No  provision  for federal  income  taxes has been made at March 31,
            2000  due  to  accumulated   operating  losses.  The  minimum  state
            franchise tax has been accrued.

            The Company has accumulated approximately $4,400,000 of net operating losses as of March 31, 2000, which may be used to reduce taxable income and income taxes in future years through March 31, 2020. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards of approximately $1,540,000.

      d.    Income Taxes (Continued)

            In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards of $1,540,000 have been offset by a valuation allowance of the same amount.

      e.    Revenue Recognition

            The Company recognizes revenues as required by Staff Accounting Bulletin 13-A1. The Company recognizes revenues relating to the Academy of Engineering (AOE) lab and the Edventures!. lab site licenses when the physical lab equipment and the license has been delivered. Subsequent sales of AOE or Edventures! lab licenses are recorded on the sale of the license and recognized over a 1 year time period to revenue. Each lab license is for a period of 1 year from the date of the renewal. The Company recognizes revenues relating to the subscriptions sold to their edventures.com website on a monthly basis. Revenues relating to other activities such as education services delivered are recognized when the services are rendered. If a customer decides to discontinue the use of the products, the customer must return all of the information received except for the physical lab equipment. Additionally, the customer will not have access to the license when the contract is terminated. The Company does not have an obligation to refund any portion of the proceeds received for either the sale of the AOE lab license or the subsequent renewals of the licenses.

      f.    Concentrations of Risk

            Accounts Receivable

            The accounts receivable are from a diverse customer base. The Company provides credit in the normal course of business to customers. Accounts deemed uncollectible have been charged against the allowance. The Company does not obtain collateral with which to secure its accounts receivable.

      g.    Basic and Diluted Loss Per Share

            The computation of basic and diluted loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted loss per share is equal to basic loss per share as the result of the antidilutive nature of the stock equivalents. The Company has excluded 10,761 potential common stock equivalents from the calculation of basic loss per share.

                                                         For the
                                                       Years Ended
                                                        March 31,
                                               2000                 1999
                                        ------------------- --------------------
 Basic loss per share from operations:
 Numerator - loss                        $     (933,316)  $       (1,220,681)
 Denominator - weighted average number of
  shares outstanding
                                              6,547,462            4,507,444
                                        ------------------- --------------------
 Loss per share                                   (0.14)               (0.27)

      h.    Research and Development

            All amounts expended for research and development are charged to expense as incurred. The Company expensed $150,000 and $100,000 as research and development for the years ending March 31, 2000 and 1999, respectively.

      i.    Recent Accounting Standards

            The Company has adopted the provisions of FASB Statement No. 138 "Acccounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133 prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

            The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

            The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. it does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the
            criteria   for   determining   whether   a  plan   qualifies   as  a
            noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principal had no material effect on the Company's consolidated financial statements.

            The Company has adopted the provisions of Staff Accounting Bulletin No. 101 "Recognition of Revenue in Financial Statements". The adoption of this bulletin had no material effect on the Company's consolidated financial statements.


 NOTE 3 -   FIXED ASSETS

            Computer equipment, education assets and software have 5-year lives. Office equipment has a 7-year life. Depreciation is computed using the straight-line method. Assets and depreciation for the period are as follows:

                                                        March 31,
                                                            2000

          Computer equipment                       $    338,596
          Office equipment                               55,452
          Education assets and software                 128,282
          Accumulated depreciation                     (441,479)
                                                       --------

                      Total                        $     80,851
                                                   =============

            Depreciation expense for the years ended March 31, 2000 and 1999 was $60,709 and $25,311, respectively.

NOTE 4 -    COMMON STOCK TRANSACTIONS

            On March 27, 2000, the Company implemented a 1-to-5 reverse stock split. The consolidated financial statements have retroactively reflected the effects of the reverse split.

NOTE 5 -    NOTES PAYABLE - RELATED PARTIES

            Notes payable - related parties consisted of the following at March 31, 2000:

            Notes payable to a shareholder bearing interest
            at 10% per annum, unpaid principal and interest
            due August 31, 1999.  Note is in default.             $     19,116

            Note payable to a shareholder bearing interest
            at 10% per annum, unpaid principal and interest
            due October 25, 1997. Note is in default.                   20,000
                                                                        ------
                                                                        39,116
            Less: current maturities                                  (39,116)

            Long Term Portion - Notes Payable - Related Parties   $       -
                                                                  =============

      Annual maturities of long-term debt are as follows:
                   Years Ending
                      March 31,                                     Amount
                         2001                                    $39,116
                         2002                                       -
                         2003                                       -
                         2004                                       -
                         2005                                       -

                                                                 $39,116
                                                                 =======

NOTE 6 -   NOTES PAYABLE

      Notes payable consisted of the following at March 31, 2000:

      Note  payable to a bank  bearing  interest at 12% per annum, with monthly payments of $1,321 due on the 5th
      of each month, unsecured.                                        $53,294

      Note payable to a bank bearing interest at 10.25%
       with payments due on demand, unsecured                           25,440
                                                                  --------------

      Total notes payable                                               78,734

      Less: current maturities                                        (78,734)
                                                                  --------------

      Long Term - Notes Payable                                   $      -


      Annual maturieis of long-term debt are as follows:

               Years Ending
                March 31,                                       Total
       --------------------------------                ------------------------
                  2001                                      $    78,734
                  2002                                               -
                  2003                                               -
                  2004                                               -
                  2005                                               -
                                                            ---------------
            Total:                                          $    78,734

NOTE 7 -    COMMITMENTS AND CONTINGENCIES

      Litigation

      In March of 1999, the Company became involved with four lawsuits. The first was made against the Company by an independent contractor on or about March 1, 1999 in the amount of $23,908 including interest, because the Company has failed to pay for the services. On March 30, 1999, the claim was settled whereby the Company was to pay $2,500 as a down payment with the remaining balance paid monthly in the amount of $1,000, carrying 12% interest. As of March 31, 2000, the Company owed approximately $12,900.

      The second claim against the Company occurred on or about March 15, 1999 by an other independent contractor, in the amount of $6,392, because the Company has failed to pay for the services. Settlement was reached on March 31, 1999 whereby the Company must pay $1,000 as a down payment with the remaining balance paid monthly in the amount of $300, carrying 12% interest. The Company owed approximately $3,000 as of March 31, 2000.

      On March 10, 2000, a consultant made a claim against the Company in the amount of $13,000, because the Company has failed to pay for the services. The Company is presently defending the claim in Idaho State District Court.

      As of March 31, 2000, the Company is also being sued for rent due following closure of the Company's school located at 2675 West Main Street in Boise, Idaho and vacating the premises. The claim is in the approximate amount of $15,000. The Company reached settlement prior to the trial date in October of 2000 for $21,000.

      Operating Lease Obligation

      The Company leases its office under a non-cancelable lease agreement accounted for as an operating lease expiring through December 2003.

      Minimum rental payments under the non-cancelable operating lease is as follows:

              Years Ending
                March 31,                                       Total
     --------------------------------                ------------------------
                  2001                                    $      67,000
                  2002                                           70,000
                  2003                                           48,000
                  2004                                              -
            All other years                                         -
                                                            ---------------
            Total:                                        $     185,000

Rent expenses were approximately $57,000 and $170,205 for the years ended March 31, 2000 and 1999, respectively.

NOTE 8 -    GOING CONCERN

            The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to increase sales through various marketing joint ventures. In the interim, the Company plans to continue offerings of its common stock to raise the capital it needs to pay its operating costs.

NOTE 9 -    DILUTIVE INSTRUMENTS

            a.    Stock Options

            As permitted by FASB Statement 123 "Accounting for Stock Based Compensation" (SFAS No. 123), the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

            For purposes of the proforma disclosures and to measure and record consideration paid to non-employees in the form of stock options or warrants, the Company applies FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires the
            Company to estimate the fair value of each dilutive instrument (stock options and warrants) award at te grant date by using the Black-Scholes option pricing model.

                                                 For the Year Ended
                                                      March 31
                                    ------------------------------------------
                                               2000             1999
                                    ------------------------------------------

            Net loss:
                  As reported             $   (933,116)      $(1,220,681)
                  Pro Forma                   (933,116)       (1,220,681)

            Net loss per share:
                  As reported             $      (0.14)            (0.27)
                  Pro Forma                      (0.14)            (0.27)

          During the initial phase-in period of SFAS No. 123, the effect of pro forma results are not likely to be representative of the effects on pro forma results in future years since options vest over several years and additional options could be granted each year.

          The Company has granted the following options as of March 31, 2000:

                  Date of     Exercise    Exercise    Amount      Expiration
Description       Grant       Number      Price       Exercised   Date
------------------------------------------------------------------------------

1) Board members  03-12-97    200,000     $1.50              -    Expired
2) Employee       02-05-00     50,000    $0.75              -     02-05-03
                              --------
                              250,000
                              ========


                              Risk-Free
                              Interest    Expected    Expected    Expected
Description       Fair Value  Rate        Life        Volatility  Dividends
------------------------------------------------------------------------------

1) Board members  $   0.29     6.30%         3         26.59%          0
2) Employee       $   0.46     6.05%         3         92.82%          0

      On March 12, 1997, the Company authorized five 40,000 post-split share stock options to five different shareholders for common stock at a purchase price of $1.50 per share. The options are valid for a three year period. No additional compensation expense was recorded as the grant price equaled the fair value for the stock on the date of grant. These options went unexercised

      On January 19, 2000, the Company authorized the issuance of options to any individual board member or key management personnel to purchase 800,000 shares of the Company's common stock at a price of $0.75 per share on February 5, 2000, the Company granted 50,000 of these options to an employee. No additional proforma compensation expense was recorded as the fair market value as determined by Black Scholes was $0.46 at the date of issuance which was less that the exercise price.

      b.    Warrants

            A summary of the Company's outstanding warrants as of March 31, 2000 is presented below:

                    Date of     Number      Exercise    Amount      Expiration
Description         Grant       Granted     Price       Exercised   Date
-------------------------------------------------------------------------------
Trent Rencher       11/01/99     100,000    $0.675      100,000      N/A
Robert Ritter       11/15/99      10,000     0.675       10,000      N/A
Pitsco Lego Dacta   11/19/99      74,074     0.675       74,074      N/A
James Chapman       01/31/99      97,778     0.675       97,778      N/A
Brent Fox           02/07/00      22,222     0.675         -         04/27/00
James Gaul          02/08/00      74,074     0.675       74,074      N/A
Steward Perim       02/15/00      21,111     0.675       21,111      N/A
Gayle Anderson      02/23/00      37,037     0.675       37,037      N/A
Scott & Michelle
  LaBaer            03/14/00      22,222     0.675       22,222      N/A
International
  Capital           03/15/00      50,000    0.675       50,000      N/A
Joseph Smith        03/23/00     100,000    0.675      100,000      N/A
Peter Richards      03/24/00      37,500    0.675       37,500      N/A
John Richards       03/27/00      37,500    0.675       37,500      N/A

Equity Advisors
  International     03/27/00      50,000    0.675       50,000      N/A
                                  ------                ------

                                 733,518               711,296
                                 =======               =======

            November 1, 1999 - March 27, 2000, the Company issued 733,518 detachable warrants allowing the holder to purchase a certain number of shares for 12 months from the issue date or 30 days after any reverse stock split. The total warrants exercised amounted to 711,296 shares at an exercise price of $0.675 per share. The Company did not recognize any compensation expense because the warrants were for financing activities and not for services.

NOTE 10 -   RELATED PARTY TRANSACTIONS

            On November 29, 1998, the President of the Company was issued 99,000 shares of common stock for services valued at $247,500.

            On August 19, 1999, the President of the Company was issued 40,000 shares of common stock for services valued at $10,000.

            On December 17, 1999, the President of the Company was issued 60,000 shares of common stock for services valued at $15,000.

            On December 20, 1999, the President of the Company was issued 100,000 shares of common stock for services valued at $25,000.

NOTE 11 -   OTHER INCOME AND EXPENSES

            During the year ended March 31, 2000, the Company sold a van for $5,600 with a basis of $1,700. This resulted in a gain on sale of asset of $3,900.

            During the year ended March 31, 2000, the Company moved from one location to another location and abandoned $15,165 of leasehold improvements. This amount has been expensed as loss on disposition of assets.

            During the year ended March 31, 1999, the Company recorded $34,113 of gain on sales of assets relating to sales of fully depreciated assets from the sales of certain centers.

            During the year ended March 31, 1999, the Company realized a loss of $2,603 as it related to the sale of equipment.

NOTE 12 -   SUBSEQUENT EVENTS

            On April 20, 2000, the Company granted options to three board members with an agreement to purchase 200,000 shares each of the Company's common stock at a price of $0.75 per share from the 800,000 options authorized on January 19, 2000. The Company authorized the issuance of 400,000 more options on the same day to key management personnel with an exercise price of $0.75 per share.

            On April 20, 2000, the Company issued 100,000 shares of common stock to a director for board services valued at $0.71 per share for total consideration of $71,000.

            On June 1, 2000, the Company granted 45,000 options to an employee for services out of the 400,000 options which were authorized on April 20, 2000.

            On June 7, 2000, the Company issued 26,666 shares to a Company for services relating to financing activities valued at $0.71 per share for total proceeds of $18,933.

            On September 15, 2000, the Company issued warrants allowing the holders to purchase 272,996 shares of the Company's common stock. The warrants are exercisable at a price of $0.01 per share for two years. The fair value of the warrants was $202,186 and was recorded as a stock offering cost, because the warrants were issued to individuals who raised funds for the Company.

            On September 20, 2000, the Company issued 100,000 shares of common stock to a consultant valued at $71,000 for consulting services over a 2-year period. The Company also granted 200,000 options which were valued at $84,463 per the Black Scholes calculation. The Company will recognize $6,478 per month of consulting expense over the life of the contract.

            On September 20, 2000, the Company issued 1,500,000 shares of common stock to three board members for services rendered valued at $0.71 per share for total consideration of $1,065,000.

            On September 22, 2000, the Company authorized the issuance of 250,000 options to key management personnel at an exercise price of $0.75 per share.

            During the period ended September 30, 2000, the Company sold 1,654,588 shares of common stock for cash at $0.75 per share for total proceeds of $1,240,941. Stock offering costs of $143,075 were paid.

            On October 1, 2001, the Company granted 200,000 options to a director of which 150,000 options were from the options authorized on January 19, 2000 and 50,000 options were allocated to the 400,000 options authorized on April 20, 2000. The exercise price of the options is $0.75 per share.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

      Article V of PCS' Bylaws provide as follows:

      To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

      PCS has obtained a Directors and Officers Liability Insurance for its officers and directors.

      The effect of the foregoing is to require PCS Edventures!.com to the extent permitted by law to indemnify the officers, directors, employees and agents of PCS Edventures!.com for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of PCS Edventures!.com, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

Item 25. Other Expenses of Issuance and Distribution

      We estimate that our expenses in connection with this registration statement will be as follows:

            Securities and Exchange Commission registration fee     $ 1,000
            Legal fees and expenses                                  55,000
            Accounting fees and expenses                              3,000
            Printing                                                  3,000
            Miscellaneous                                             3,000
                                                                --------------
             Total                                                  $65,000
                                                                --------------
Item 26. Recent Sales of Unregistered Securities

      During the last three years, PCS Edventures!.com, Inc. sold the securities listed below in unregistered transactions. Each of the sale was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended. No underwriting fee or other compensation was paid in connection with the issuance of shares except as described in Footnote 1. All of the shares listed as issued are calculated on a post split basis.

J.B. Evans                            12/17/97               1,000                (1)
Erica A. Compton                      12/17/97               5,000                (1)
Patrick Mitchell                      12/17/97               2,000                (1)
Jeffrey D. Craig                      12/17/97               5,000                (1)
James D. Baratta                      12/17/97               1,000                (1)
Michael K.D. Borella                  12/17/97                 500                (1)
Felipe James Dunn                     12/17/97                 200                (1)
Charlotte Hahn                        12/17/97               1,000                (1)
Jason J. Paruta                       12/17/97               2,000                (1)
Gina L. Radtke                        12/17/97                 500                (1)
Jennifer L. Urquhart                  12/17/97                 100                (1)
Sheryl Tolonen                        12/17/97                 200                (1)
Allyson Tyrian                        12/17/97                 500                (1)
Sean or Amy Adams                     12/17/97               2,000             10,000
John W.  Pannell                      12/17/97               3,000                (1)
Richard A.  Alva                      12/17/97               3,000                (1)
Adam H.  Dixon                        12/17/97                  20                (1)
Justin R.  Mayfield                   12/17/97                 300                (1)
Tom M.  Medes                         12/17/97                  20                (1)
Warren Black                          12/17/97               5,000                (1)
Andy Agar                             12/17/97               2,000             10,000
Jason Eddy                            12/17/97               1,000                (1)
Richard Wright                        12/17/97               1,000                (1)
Kelly Shepard                         12/17/97                 500                (1)
Nathan Chen                           12/17/97                 500                (1)
Kyle Albert                           12/17/97                 550                (1)
Jon Claybaugh                         12/17/97                  20                (1)
Andrew Hamblin                        12/17/97                  20                (1)
Seth Duesman                          12/17/97                  50                (1)
James Massey                          12/17/97                  20                (1)
Len Anderson                          12/17/97                 100                (1)
David Habben                          12/17/97                  50                (1)
Robert A. Prindiville                  1/29/98              20,000            100,000
Saliesh Smith                          1/29/98               5,000                (1)
Brent Fox                              3/9/98                6,667             50,000
MSC Corporation                        3/9/98                4,000             10,000
Saliesh Smith                          3/9/98                2,000                (1)
DJ Farley, fbo Profit Sharing - FSB    5/4/98                3,334                (2)
Robert or Jean Ritter, Trustee         9/1/98                2,000              5,000
Jim Ritter                             9/1/98                2,000              5,000
Frederick W.  Stohr                    9/1/98                2,000              5,500
Keith D.  Stein                        9/1/98               10,000             25,000
Lorentzen Family Trust                 9/1/98                1,000              2,500

                                        11-2

Sean or Amy Adams                      9/1/98                  120                300
David Englund                          9/1/98                1,730                (1)
Cliff Davenport                        9/1/98               26,000             65,000
Robert A.  Prindiville                 9/1/98               10,000             25,000
Saliesh Smith                          9/1/98                5,000                (1)
Anthony A.  Maher                      9/1/98                  660                (1)
Anthony A.  Maher                      12/7/98              99,000             64,000
DJ Farley fbo Profit Sharing - FSB     12/7/98              40,000             20,000
Brent Fox                             12/15/98              20,000             10,000
Wayne F.  DeMeester                   12/15/98              15,000              7,500
Ritter Family Trust                   12/15/98              10,000              5,000
Jim Ritter                            12/15/98              10,000              5,000
Sam and Marilyn Trozzo, Trustees      12/15/98              20,000             10,000
David and Jama Fox                    12/15/98              20,000             10,000
Kit B. Svee                           12/15/98              20,000             10,000
Jill M. Svee                          12/15/98              20,000             10,000
Kerry Svee-Reif                       12/15/98              20,000             10,000
LJHS Company                          12/15/98              20,000             10,000
James V.  Hawkins                     12/22/98              20,000             10,000
Chris LaRocco                           4/7/99               5,000                (4)
David Chase                             4/7/99              20,000                (1)
Sam and Marilyn Trozzo, Trustees       5/19/99             140,000             35,000
Trozzo Charitable Remainder            5/19/99             100,000             25,000
William A.  Coolidge                   5/19/99              60,000             15,000
Gayle F.  Anderson (FBO)               5/19/99              40,000             10,000
Jack and Barbara Monroe, Trustee       5/19/99              40,000             10,000
Gary Flack                             5/19/99              20,000              5,000
James D.  Holladay                     5/19/99              50,000             12,500
Robert E.  Ritter                      5/19/99              10,000              2,500
Terry and Sally Hanson                 5/19/99              10,000              2,500
David and Jama Fox                     5/19/99              10,000              2,500
James V.  Hawkins                       6/3/99              40,000             10,000
Donald J.  Farley                       6/3/99              13,667                (2)
Richard E.  Bean                       6/22/99             100,000             25,000
D.J. Farley Profit Sharing - FSB       6/23/99              60,000             15,000
Malcolm Davenport                      6/23/99              20,000              5,000
Anthony A.  Maher                      6/23/99              60,000             15,000
Roy M. & Marian G.  Svee, Trustees of  6/23/99              40,000             10,000
 the Roy M. and Marian G. Svee
 Family Trust
Thomas E.  Zemlicka                    6/23/99              72,000                (2)
Sam and Marilyn Trozzo, Trustees       6/23/99              43,000               (4)
Ronald T. Davis, Trustee, R.T.D.       7/14/99              40,000            10,000

                                             11-3

Brent Fox                              7/22/99              80,000            20,000
Richard Wright                         7/22/99              20,000               (1)
James R. or Norma J. Nugent, Trustees  7/22/99              80,000            20,000
Robert O. Grover                       7/22/99            79,480.2               (1)
Anthony A. Maher                       8/18/99              40,000               (1)
Donald J. Farley                       8/18/99              40,000               (2)
Roy M.  Svee                           8/18/99              40,000               (2)
Cliff Davenport                        8/18/99              40,000               (2)
Thomas E.  Zemlicka                    8/18/99              40,126               (2)
Richard E.  Bean                        9/1/99             100,000            25,000
Pat Mitchell                            9/1/99              15,000               (1)
Lorentzen Family Trust                  9/1/99               6,000             1,500
Roy and Rose Borone, Trustee            9/1/99             100,000            25,000
Ranae Wenger                            9/1/99               5,000               (1)
Jennifer Dixon                          9/1/99               5,000               (1)
Bankers Investment Group, Ltd.         9/15/99             400,000           100,000
Roy and Marian Svee, Trustees          11/8/99              50,000            10,000
Ronald Everson                         11/8/99              92,000            23,000
Kent Christensen                       12/7/99              13,334               (1)
Robert O.  Grover                     12/17/99              15,000               (1)
Kent Christensen                      12/17/99              10,000               (1)
David Chase                           12/17/99              10,000               (1)
Patrick Mitchell                      12/17/99              10,000               (1)
Richard Wright                        12/17/99              10,000               (1)
Ranae Wenger                          12/17/99               3,000               (1)
Jennifer Dixon                         1/17/99               3,000               (1)
Andrew Hamblin                        12/17/99               2,000               (1)
Justin R.  Mayfield                   12/17/99               4,000               (1)
International Capital Group, Ltd.     12/17/99              10,000               (4)
Roy and Marian Svee, Trustees         12/17/99              90,000               (2)
Donald J.  Farley, FSB fbo            12/17/99              60,000               (2)
Anthony A.  Maher                     12/17/99              60,000               (2)
Anthony A.  Maher                     12/20/99              40,000               (2)
Gayle Anderson, Trustee                4/17/00              37,037        27,777.75
Scott and Michelle LaBear, Jt Wros     4/17/00              22,222        16,666.50
Joseph R. Smith, IRA - First Union Sec.4/17/00             100,000           75,000
Equity Advisors International          4/17/00              50,000           37,500
James R. Chapman                       4/17/00              97,778        73,333.50
Technology Literacy Group, Inc.        4/17/00              74,075        55,556.25
Cecil D. Andrus                        4/17/00          123,333.40               (2)
James R. Gaul                          4/28/00              74,074           50,000

                                             11-4

Stewart I. Perim                       4/28/00              21,111           14,250
Peter S. Richards                      4/28/00              37,500        25,312.50
Shannon Soulsby                         5/5/00             100,000               (1)
Trent G. Rencher                        5/5/00             100,000           67,500
John E. Richards                        5/5/00              37,500           25,312
Ritter Family Trust                     6/2/00              10,000            6,750
Loretta I. Cook                        6/12/00               1,000               (3)
Mark E. Stutzman                       6/12/00               1,000               (3)
Thomas M. Tice                         6/12/00               1,000               (3)
Symbion, Ltd.                          6/12/00               9,000               (3)
Equity Advisors International          6/12/00               6,666               (3)
Halverson, Ronald and Valerie, Co-     6/12/00              40,000           30,000
  Trustees
International Capital Group Ltd.        8/4/00              50,000               (4)
Douglas W.  Miller                      8/4/00               7,000               (3)
Dan Sevier                              8/4/00               1,000               (3)
Allan J. Kupczak                       9/15/00              66,667        50,000.25
Ryan Canning                           9/15/00               8,000            6,000
Gene R. & Sara A. Whitlow Family Trust 9/15/00              12,000            9,000
Robert F. and Betty C.  Mitchell       9/15/00              53,333        39,999.75
Kevin Denison                          9/15/00              12,000            9,000
Mark E. Urness                         9/15/00              33,333        24,999.75
Dwayne J. Denison                      9/15/00              13,000            9,750
Evan Hathaway                          9/15/00              72,000           54,000
Reed J. Bowen, Jr.                     9/15/00              72,000           54,000
Kirk J. Moser                          9/15/00              23,266        17,449.50
International Capital Group Ltd.       9/15/00               5,000               (4)
Joseph R.  Smith IRA - First Union Sec.9/15/00              50,000           37,500
Jerry H.  Canning                      9/15/00               8,000            6,000
Andrew Aeling fbo-First Trust Corp.    9/15/00               6,667         5,000.25
Thomas K.  and Liesbeth L. Benedict    9/15/00              12,000            9,000
Mark S.  Boland                        9/15/00              12,000            9,000
Charles L.  Bradley                    9/15/00              16,000           12,000
Thomas S.  Brower                      9/15/00               4,000            3,000
Trevor Brown, Inc.  Pension Plan       9/15/00              12,000            9,000
Trevor Brown, Inc.  Pension Plan       9/15/00               6,667         5,000.25
John C.  Bult Trust                    9/15/00               6,000            4,500
Judy Conger Calder                     9/15/00               2,000            1,500
Coghlan Family Corporation, John R.    9/15/00              30,000           22,500
Coghlan, President

                                        11-5

Coogan Family Ltd. P/S, John S. Coogan 9/15/00              12,000            9,000
Jr., Gen.
Carl S. Derwig                         9/15/00              10,000            7,500
John Duda                              9/15/00              50,000           37,500
Daniel T. Gluch                        9/15/00               8,400            6,300
Thomas R. and Anita L. Gluch           9/15/00               4,000            3,000
Greeley Orthodontic Center Profit      9/15/00              12,000            9,000
  Sharing
Walter Hinckfoot, Jr. Living Trust     9/15/00              14,000           10,500
Walter Hinckford, Jr.  Living Trust    9/15/00              10,000            7,500
Donald Ingalls, Trustee                9/15/00               6,667         5,000.25
Jensen Orthodontic Center - Profit     9/15/00              15,000           11,250
  Sharing
Jeffrey E.  and Miriam M.  Joyce       9/15/00              12,000            9,000
Kimball Family Trust                   9/15/00              60,000           45,000
Geoffrey Kopecky                       9/15/00              12,000            9,000
Armand LaSorsa fbo - First Trust Corp. 9/15/00               8,000            6,000
Leon and Elba Manfredi                 9/15/00               6,000            4,500
Mechling Family Trust                  9/15/00              12,000            9,000
John Montfort                          9/15/00              26,667        20,000.25
Norman R. Morris Living Trust          9/15/00              10,000            7,500
Robert G.  Niederkom Irrevocable Trust 9/15/00              20,000           15,000
Diana Nichols                          9/15/00              13,333         9,999.75
Clifford Nichols fbo - First Trust Co. 9/15/00              16,000           12,000
Dennis R.  Shinn and Karen Brilland    9/15/00              12,000            9,000
Henry and Nellie M. Stuit Revocable    9/15/00              12,000            9,000
  Trust
Diane Stump                            9/15/00               6,000            4,500
Mike Vander Plaats fbo-First Trust Co. 9/15/00               4,000            3,000
Robert Wegner fbo - First Trust Co.    9/15/00              16,000           12,000
Michael H.  Yokoyama and Jaye S.       9/15/00              12,000            9,000
  Venturi
Douglas W.  Miller                    10/16/00               4,948               (3)
Dan Sevier                            10/16/00               1,057               (3)
Tom Donovan                           10/16/00               4,000               (3)
Thomas E.  Thompson                   10/16/00               2,316               (3)
Symbion, Ltd.                         10/16/00               5,133               (3)
Loretta I.  Cook                      10/16/00                 500               (3)
Thomas M.  Tice                       10/16/00                 567               (3)

                                        11-6

Ryan Cravens                          10/16/00                 942               (3)
James Boston                          10/16/00                 537               (3)
John G.  Ariko, Jr.  Revocable Living 10/16/00              20,000           15,000
  Trust
Richard K. and Polly L. Ball, Co-     10/16/00               6,000            4,500
  Trustees
Marcella D.  Barnhort, Trustee        10/16/00              12,000            9,000
Barr Asset Family Ltd.  Partnership   10/16/00               3,000            2,250
Ron C.  Berg                          10/16/00               2,000            1,500
Alan and Leslie Berlinberg, Trustees  10/16/00               6,667         5,000.25
Jeffrey T.  Canning                   10/16/00               4,000            3,000
Joseph L. Draskovich, First Trust     10/16/00              10,000            7,500
  Corp. fbo
Robert L.  and Connie T.  Dye         10/16/00              12,000            9,000
Robert D.  and Rita Y. Ervin, Co-     10/16/00              12,000            9,000
  Trustees
David R.  and Alice M.  Evers         10/16/00              16,000           12,000
Todd Gluch                            10/16/00            1,333.33            1,000
Josie Gluch                           10/16/00            1,333.33            1,000
Tyra Gluch                            10/16/00            1,333.33            1,000
D.  Hall Investments, L.L.C.          10/16/00               8,000            6,000
Ronald and Valerie Halverson, Co-     10/16/00              35,000           26,250
  Trustees
Frederick Z. Herr                     10/16/00              30,000           22,500
Robert E.  Hinman                     10/16/00               3,000            2,250
Vance L.  Kalcic                      10/16/00               8,000            6,000
Charles Kovaleski, First Trust Corp.  10/16/00              10,000            7,500
Chuck Leal                            10/16/00               7,000            5,250
Steven Levy                           10/16/00               8,000            6,000
R.C. Luker Construction Defined       10/16/00              12,000            9,000
  Benefit fbo
Leon and Elba Manfredi                10/16/00               4,000            3,000
Mechling Family Trust                 10/16/00               4,000            3,000
Richard T.  Press, First Trust Corp.  10/16/00              13,096            9,822
Ratliff Investments                   10/16/00              10,000            7,500
Karen G. Reardon                      10/16/00               5,000            3,750
Robert E.  Rigert                     10/16/00               5,000            3,750
Hazen A. and Joseph Sandwick          10/16/00              12,000            9,000
  Revocable Trust
Annette Simons and Mark Sullivan      10/16/00               4,000            3,000
Stephen G. Smith                      10/16/00              10,000            7,500

                                        11-7

Swiss American, Inc.                  10/16/00              67,000           50,250
Thomas E. Thompson                    10/16/00              43,333        32,499.75
Bruce Unsworth, First Trust Corp. fbo 10/16/00              12,000            9,000
John R. Ureel                         10/16/00              12,000            9,000
Jerome T. Usails, First Trust Corp.   10/16/00              33,392           25,044
Mike Vander Plaats fbo - First Trust  10/16/00            2,666.67            2,000
Robert and Sally Veazey               10/16/00               4,000            3,000
Johnny Warren                         10/16/00               4,000            3,000
Gary R. Weber, Trustee                10/16/00               6,000            4,500
Steve Womack                          10/16/00              10,000            7,500
Daniel Andrzejek, First Trust Corp.   10/16/00            5,333.33            4,000
Don M. Barnes                         10/16/00               6,000            4,500
Trace G.  Barnes                      10/16/00               6,000            4,500
Brian Dusseault, First Trust Corp.    10/16/00               3,600            2,700
Ralph M. and Rita J. Eisenmann,       10/16/00               4,000            3,000
  Trustees
George R. Jarkesy, Jr.                10/16/00               6,700            5,025
Armand LaSorsa fbo - First Trust Corp.10/16/00               8,000            6,000
Fred L.  Prevost                      10/16/00              20,000           15,000
Allen Reuben, M.D. P.A.               10/16/00               6,000            4,500
Dan Sevier                            10/16/00               4,000            3,000
Ilene Canning                         10/16/00               4,000            3,000
Nathan Pugmire                        10/16/00              20,000           15,000
Richard F.  Schmidt                   10/16/00              50,000               (4)
Loretta I.  Cook                      10/16/00              10,000              100
Steve Cook                            10/16/00                 505             5.05
Ryan Cravens                          10/16/00               6,089            60.89
Lois C.  Hull                         10/16/00               1,405            14.05
Nerese S. Crayton                     10/16/00               1,405            14.05
Randy P.  Masciarelli                 10/16/00                 703             7.03
Douglas W.  Miller                    10/16/00              29,869           298.69
Mark Miller                           10/16/00               3,000            30.00
Dan Sevier                            10/16/00              35,670           356.70
Frank S.  Mascari                     10/16/00                 500             5.00
Richard D.  Simpson                   10/16/00               2,810            28.10
Eric M.  Tice                         10/16/00                 400             4.00
Lauren M.  Tice                       10/16/00                 400             4.00

                                        11-8

Thomas M.  Tice                       10/16/00              10,019           100.19
Symbion Ltd.                          10/16/00              56,670           566.70
Thomas E. Thompson                    10/16/00              16,653           166.53
Debbie A. Tice                        10/16/00                 703             7.03
Tammy Deboe                           10/16/00                 703             7.03
Mary DeMarco                          10/16/00                 703             7.03
Roy and Marian Svee, Co-Trustees      10/16/00             500,000               (5)
Anthony A.  Maher                     10/16/00             500,000               (5)
Donald J. Farley                      10/16/00             500,000               (5)
George R.  Jarkesy, Jr.               10/16/00             100,000               (4)
Nathan and Kristen Pugmire             11/2/00              37,037        27,777.75
Russell B.  Geyser                     11/2/00              50,000               (6)
Russell B.  Geyser                     11/2/00              50,000               (6)
Russell B.  Geyser                     11/2/00              30,000               (6)
Russell B.  Geyser                     11/2/00              30,000               (6)
Russell B.  Geyser                     11/2/00              15,000               (6)
Cliff Papik                            11/2/00              10,000               (6)
Elaine Montemarano                     11/2/00              10,000               (6)
Jeff Block                             11/2/00               5,000               (6)
Art Beroff                             11/2/00             100,000               (4)
Art Beroff, Custodian for David Beroff 11/2/00              12,500               (4)
Art Beroff, Custodian for Ilana Beroff 11/2/00              12,500               (4)
Frank S.  Mascari                      11/2/00               6,448            64.48
James Boston                           11/8/00               3,015            30.15
George R.  Jarkesy, Jr.                11/8/00               8,291            82.91
International Capital Group Ltd.       11/8/00               7,200            72.00
Brent Fox                             12/20/00              22,222           15,000


(1) These shares of common stock were issued to employees for services at the rate of $5.00 per share.

(2) These shares of common stock were issued to members of the Board of Directors at the rate of $0.25 per share.

(3) These shares of common stock were issued to employees of Capital Growth for commissions at the rate of $0.75 per share.

(4) These shares of common stock were issued as a result of several consulting agreements with rates ranging from $0.25 per share to $0.75 per share.

(5) These shares of common stock were issued to members of the Board of Directors for services at the rate of $0.25 per share.

(6) These shares of common stock were issued for the purchase of the assets of Senior Driver at the rate of $0.25 per share.

Item 27.  Exhibits.

      The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

      Exhibit
      Number      Description

       3.1    Articles of Incorporation of PCS Edventures!.com, Inc.*
       3.2    Amendment to Articles of Incorporation*
       3.3    Amendment to Articles of Incorporation - Forward  Split*
       3.4    Bylaws of PCS  Edventures!.com,  Inc.*
       4.1    Specimen common stock  certificate.*
       5.1    Opinion Regarding Legality and Consent-Cohne, Rappaport & Segal*
      10.1    Office Lease*
      10.2    ZAPME! Agreement*
      23.1    Consent of HJ & Associates, L.L.C.
      24.1    Power of Attorney (Included on Signature Page)
-----------
* previously filed

Item 28.  Undertakings.

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10 (a) (3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and

             (iii) include any additional or changed material information with respect to the plan of distribution.

      2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Boise, State of Idaho on April 8, 2001.

                                           PCS EDVENTURES!.COM, INC.


                                           By  /s/ Anthony A. Maher
                                                   Anthony A.  Maher
                                                   Chief Executive Officer
                                                   Principal Executive Officer

                                           By   /s/ Richard F. Schmidt
                                                    Richard F. Schmidt
                                                    Chief Financial Officer
                                                    Principal Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony A. Maher and Robert F. Schmidt, and either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Date                 Title          Signature

            April 8, 2001           CEO and            /s/ Anthony A.  Maher
                                    Director           Anthony A.  Maher

            April 8, 2001           Secretary and      /s/ Donald J.  Farley
                                    Director           Donald J. Farley

            April 8, 2001           Treasurer and      /s/ Roy M.  Svee
                                    Director           Roy M. Svee

            April 8, 2001           Director           /s/ Cecil D. Andrus
                                                       Cecil D. Andrus

                                 EXHIBIT INDEX

        Exhibit
        Number  Description
     --------------------------------------------------------------------------

         3.1    Articles of  Incorporation of PCS  Edventures!.com,  Inc.*
         3.2 Amendment to Articles of Incorporation* 3.3 Amendment to Articles of Incorporation - Forward Split* 3.4 Bylaws of PCS Edventures!.com, Inc.* 4.1 Specimen common stock certificate.*
         5.1    Opinion Regarding Legality and Consent - Cohne,  Rappaport
                & Segal*
        10.1    Office Lease*
        10.2    ZAPME! Agreement*
        23.1    Consent of HJ & Associates, L.L.C.
        24.1    Power of Attorney (Included on Signature Page)*

        * Previously filed